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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Janus Capital Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 11, 2016

Dear Shareholder:

We cordially invite you to attend the 2016 Annual Meeting of Shareholders ("Annual Meeting") of Janus Capital Group Inc., which will be held at the JW Marriott Hotel, 150 Clayton Lane, Denver, Colorado, on Friday, April 22, 2016, at 10:00 a.m. local time.

At the Annual Meeting, you will be asked to vote on proposals to (i) elect ten directors named in the accompanying Proxy Statement; (ii) ratify the appointment of our independent auditor; (iii) approve, by non-binding vote, executive compensation (say on pay vote); (iv) approve, by non-binding advisory vote, the adoption of an amendment to the amended and restated bylaws designating Delaware as the exclusive forum for certain legal actions; and (v) consider other business as may properly come before the meeting.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before March 11, 2016, a Notice of Internet Availability of Proxy Materials ("Notice") to our shareholders of record and beneficial owners as of the close of business on February 26, 2016, the record date for the Annual Meeting. On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on the following websites: www.proxyvote.com and at ir.janus.com in the "Documents" subsection under "SEC Filings."

The Notice will also identify (i) the date, time and location of the Annual Meeting; (ii) the matters to be acted upon at the Annual Meeting and the recommendation of our Board of Directors with regard to such matters; (iii) a toll-free telephone number, an email address, and a website where shareholders can request a paper or e-mail copy of the Proxy Statement and a form of proxy relating to the Annual Meeting; (iv) information about how to access and vote using the form of proxy; and (v) information about how to obtain directions to attend the Annual Meeting and vote in person. These proxy materials will be available free of charge.

Your vote is important. We encourage you to access and read the proxy materials and vote promptly. If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy. Thank you for your interest and support.

Sincerely,

Glenn S. Schafer
 Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

Elements of Executive Compensation	47
Compensation Program Objectives	47
Principal Components of the Janus Pay for Performance Approach	48
Future Executive Compensation Structure	49
Compensation Decision-Making Process	49
Risk Considerations	50
Peer Groups	50
Role of Compensation Consultants	52
Role of Executive Officers	52
Shareholder Outreach and Review of Compensation Practices	52
Additional Compensation Practices and Policies	53
Executive Compensation Practices	53
Ownership Guidelines	53
Severance Guidelines	54
Change in Control	54
Clawback Policy	54
Anti-Hedging and Anti-Pledging Policies	55
Grant Procedures for Long-Term Incentive Awards	55
Perquisites and Other Benefits	55
Section 162(m) Compliance	55
Compensation Committee Report on Executive Compensation	56
Executive Compensation	57
Summary Compensation Table	57
Grants of Plan-Based Awards in 2015	60
Employment Arrangements with Named Executive Officers	60
Equity and Other Incentive Compensation Arrangements with Named Executive Officers	61
Outstanding Equity Awards at 2015 Year-End	64
2015 Restricted Stock Vested	65
Pension Benefits	65
Non-Qualified Deferred Compensation	66
Termination and Change in Control Arrangements with Named Executive Officers	66
PROPOSAL NO. 3: Non-Binding Advisory Vote to Approve Executive Compensation (Say on Pay Vote)	69
Effect of Say on Pay Vote	70
Vote Required for Approval	70
PROPOSAL NO. 4: Non-Binding Advisory Vote to Adopt an Amendment to the Amended and Restated Bylaws Designating Delaware as the Exclusive Forum for Certain Legal Actions	70
Background and Reasons for the Bylaw Amendment	71
Effect of the Non-Binding Advisory Vote to Adopt the Bylaw Amendment	72
Vote Required for Approval	72
Equity Compensation Plan Information	73
Section 16(a) Beneficial Ownership Reporting Compliance	73
Shareholder Proposals for the 2017 Annual Meeting	74
Householding	74
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting	75
APPENDIX A – Second Amendment to the Amended and Restated Bylaws of Janus Capital Group Inc.	76

ii

JANUS CAPITAL GROUP INC. 151 Detroit Street Denver, Colorado 80206

PROXY STATEMENT

This Proxy Statement, available to shareholders as of March 11, 2016, is provided in connection with the solicitation of proxies by the Board of Directors of Janus Capital Group Inc. ("Board" or "Board of Directors") for the 2016 Annual Meeting of Shareholders ("Annual Meeting") to be held on Friday, April 22, 2016, at 10:00 a.m., local time in Denver, Colorado. In this Proxy Statement, we may refer to Janus Capital Group Inc. as the "Company," "Janus," "we," "us," or "our."

Important Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of the proxy materials to each shareholder of record or beneficial owner, we are furnishing proxy materials, which include this Proxy Statement, to our shareholders over the Internet. If you have received a Notice of Internet Availability of Proxy Materials ("Notice") by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

The Notice will be available to shareholders on or before March 11, 2016.

Voting Information

  Shareholders Entitled to Vote

Holders of the Company's common stock, par value $0.01 per share ("common stock"), at the close of business on February 26, 2016 ("Record Date"), are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. On the Record Date, 185,699,881 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

  Proposals You May Vote On

Voting Matters	Board Vote Recommendation	Page Reference (for more details)

Election of ten directors	FOR EACH DIRECTOR NOMINEE	6

Ratification of Deloitte & Touche LLP as independent auditor for 2016	FOR	25

Non-binding advisory vote to approve the Company's 2015 executive compensation	FOR	69

Non-binding advisory vote to adopt an amendment to the Company's Amended and Restated Bylaws designating Delaware as the exclusive forum for certain legal actions	FOR	70

Transact other business that properly comes before the meeting	N/A	N/A

  Votes Required to Conduct Business at the Annual Meeting

In order to take any action at the Annual Meeting, a majority of the Company's outstanding shares of common stock as of the Record Date must be present in person or by proxy and entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. This is called a quorum.

The voting results will be tallied by the Inspectors of Election: Broadridge Financial Solutions, Inc. and two members of management. A Current Report on Form 8-K will be filed with the SEC within four business days following the Annual Meeting to report the voting results.

  Voting of Proxies by Management Proxy Holders

The Board has appointed Mr. Richard M. Weil, our Chief Executive Officer, and Mr. Bruce Koepfgen, our President, as the management proxy holders for the Annual Meeting. Your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card that you properly execute and submit. For shareholders who return their proxy card without indicating how to vote their shares, the proxy will be voted as the Board recommends, which is:

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  FOR the election of each director nominee;

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  FOR the ratification of Deloitte & Touche LLP ("Deloitte") as independent auditor for 2016;

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  FOR the non-binding advisory vote to approve the Company's 2015 executive compensation; and

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  FOR the non-binding advisory vote to adopt an amendment to the Company's Amended and Restated Bylaws designating Delaware as the exclusive forum for certain legal actions.

All of the matters we knew about as of the Record Date to be brought before the Annual Meeting are described in this Proxy Statement. If any other matters come before the Annual Meeting to be voted on, the management proxy holders will vote, act, and consent on those matters at their discretion.

  Votes Required for Each Proposal

  Broker Non-Votes

A "broker non-vote" occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under the current rules for the New York Stock Exchange ("NYSE"), brokers have discretionary authority to vote on "routine" matters, which includes the ratification of Deloitte as the Company's independent auditor for 2016. Brokers do not have discretionary authority to vote on "non-routine" proposals, including the election of directors, the non-binding advisory vote concerning the Company's 2015 executive compensation, and the non-binding advisory vote concerning an amendment to our Bylaws.

  Voting Requirements

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of "Broker Non-Votes"

Election of ten directors	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee (see "– Majority Voting Policy" below for more information)	No effect	No effect

Ratification of Deloitte & Touche LLP as independent auditor for 2016	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as votes against	Brokers have discretion to vote

Non-binding advisory vote to approve the Company's 2015 executive compensation	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as votes against	No effect

Non-binding advisory vote to adopt an amendment to the Company's Amended and Restated Bylaws designating Delaware as the exclusive forum for certain legal actions	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as votes against	No effect

  Majority Voting Policy

If a current director does not receive a majority of the votes cast, the director shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the offer of resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision within 90 days from the date of the certification of the election results.

  How to Vote

As described in the Notice, you may vote by proxy or in person at the Annual Meeting. You may vote by proxy even if you plan to attend the Annual Meeting.

  Voting by Proxy

If you hold shares of common stock in your name as a holder of record ("registered shareholder"), you can vote your shares by one of the following methods:

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  By Internet – You may submit a proxy electronically via the Internet at www.proxyvote.com until 11:59 p.m. EDT on April 21, 2016. Please have your proxy card or Notice in hand when you log on to the website.

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  By Telephone – You may submit a proxy by telephone, toll-free, at 1-800-690-6903 until 11:59 p.m. EDT on April 21, 2016. Please have your proxy card or Notice in hand when you call.

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  By Mail – You may request a paper proxy card in accordance with the instructions contained in the Notice and then complete, sign and date the proxy card and return it so that it is received by 11:59 p.m. EDT on April 21, 2016.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the registered shareholder with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other registered shareholder on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

  Voting at the Annual Meeting

Submitting your proxy prior to the Annual Meeting does not limit your right to vote in person at the Annual Meeting if you decide to do so. If you wish to vote in person at the Annual Meeting, we will pass out written ballots for such purpose as requested; however, if you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and bring it to the Annual Meeting to vote in person at the Annual Meeting. Directions to the Annual Meeting from Denver International Airport are as follows:

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  Take Pena Boulevard to I-70 westbound.

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  Take the Colorado Boulevard exit (Exit 276B).

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  Turn left (south) onto Colorado Boulevard.

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  Turn right (west) onto East 1st Avenue.

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  Turn right (north) onto Clayton Lane; go 1/2 block to the JW Marriott at 150 Clayton Lane.

  Revoking Your Proxy

If you are a registered shareholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by one of the following methods:

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  Deliver a written notice of revocation to the General Counsel and Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206 by 5:00 p.m. Denver time on April 21, 2016.

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  Complete, sign, and timely submit a new proxy card with a later date.

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  Timely submit a proxy with new voting instructions using the telephone or Internet voting system.

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  Vote in person at the Annual Meeting (merely attending the Annual Meeting will not revoke your proxy).

  Postponement or Adjournment of the Annual Meeting

If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You will still be able to revoke your proxy until it was voted at the postponed or adjourned meeting.

  Attendance at the Annual Meeting

You will need proof of ownership to enter the Annual Meeting. If you are a beneficial owner of shares and you plan to attend the Annual Meeting, you must present proof, such as a bank or brokerage account statement, of your ownership of Janus common stock as of the Record Date to be admitted to the Annual Meeting.

If you are a registered shareholder, representatives of Janus will confirm your shareholder status at the Annual Meeting. You must present a form of personal identification to be admitted to the Annual Meeting. NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, BAGS, BRIEFCASES, PACKAGES, OR SIMILAR ITEMS WILL BE PERMITTED AT THE ANNUAL MEETING.

  Special Instructions Apply for Employee Plan Shares

Each participant in the Employee Stock Ownership Plan ("ESOP") of Janus and the Kansas City Southern ("KCS") 401(k) Plan may instruct the respective trustee of these plans on how to vote the shares of Janus common stock held on behalf of the participant. The trustee of each plan must receive your voting instructions for the common stock allocated to your ESOP or 401(k) account before April 20, 2016. If the trustee for the Janus ESOP or the KCS 401(k) Plan does not receive your voting instructions before April 20, 2016, it will vote those shares, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, in the same proportion as the voting instructions that it receives from other Janus ESOP or KCS 401(k) plan account holders (as applicable). You may vote your shares (i) over the Internet at www.proxyvote.com until 11:59 p.m. EDT on April 20, 2016; (ii) by telephone, toll-free at 1-800-690-6903 until 11:59 p.m. EDT on April 20, 2016; or (iii) by requesting a paper proxy card from Janus in accordance with the instructions contained in the Notice and completing, signing, and dating the proxy card and returning it so that it is received by April 20, 2016.

On February 26, 2016, there were 1,284,074 outstanding Janus shares in the Janus ESOP and 181,336 outstanding Janus shares in the KCS 401(k) Plan.

Cost of Proxy Solicitation

We will pay the expenses of preparing the Notice and other proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees (who will receive no additional compensation for soliciting), and Georgeson Inc., our proxy solicitation agent, may solicit your proxy by telephone or other means. We will pay Georgeson Inc. a fee of $12,000 plus expenses and will reimburse brokers for costs they incur in mailing the Notice and any other proxy materials.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors currently has 12 directors. Effective upon the retirement of Messrs. Armour and Cox on April 21, 2016, the Board will be reduced to ten directors with no vacancies.

  Information about Director Nominees

The director nominees, Jeffrey J. Diermeier, Eugene Flood, Jr., J. Richard Fredericks, Deborah R. Gatzek, Lawrence E. Kochard, Arnold A. Pinkston, Glenn S. Schafer, Richard M. Weil, Billie I. Williamson, and Tatsusaburo Yamamoto are nominated for election as directors of the Company for one-year terms and, if elected, will hold office until the 2017 annual shareholders meeting or until their successors are elected and qualify. Mr. Yamamoto was appointed to the Board on July 24, 2015, and Mr. Pinkston was appointed to the Board on January 21, 2016. The director nominees are all current directors of the Company. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the director nominees will be unable to stand for election, but if that were to happen, the Board of Directors may reduce the size of the Board, designate a substitute candidate or leave the vacancy unfilled. If a substitute candidate is designated, proxies cast for the original director candidate will be cast for the substituted candidate. Ages shown below are as of April 22, 2016.

Director	Skills and Qualifications

Jeffrey J. Diermeier, 63	In determining that Mr. Diermeier should serve as a director of the Company, the Board of Directors identified Mr. Diermeier's extensive oversight experience related to financial reporting and corporate governance standards as a trustee of the Board of the Financial Accounting Foundation, CFA Institute experience, mutual fund and investment adviser oversight experience while at UBS, corporate oversight as a member of several boards of directors and committees, and his general executive management experience at UBS and its predecessor entity.

Company

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Director of the Company since March 2008

Other current experience

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Director of the University of Wisconsin Foundation (a non-profit fundraising and endowment management organization) and former chairman of its investment committee

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Director of Adams Street Partners (a private equity firm) since January 2011

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Co-owner and Chairman of L.B. White Company (a heating equipment manufacturer) since 2010

Previous experience

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Trustee of the Board of the Financial Accounting Foundation (oversees the Financial Accounting Standards Board and the Government Accounting Standards Board) from January 2009 to December 2015, and Chairman of the Trustees from November 2012 to December 2015

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President and Chief Executive Officer of the CFA Institute (a non-profit educational organization for investment professionals) from 2005 to January 2009

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Advisory board member of Stairway Partners, LLC (a registered investment adviser) from March 2005 to December 2012 and currently a minority owner

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Chief Investment Officer of UBS Global Asset Management from 2000 to 2004; prior to that, beginning in 1975, worked on the buy-side, principally overseeing asset allocations and running the fundamental equity team

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Chartered Financial Analyst designation

Director	Skills and Qualifications

Eugene Flood, Jr., 60	In determining that Mr. Flood should serve as a director of the Company, the Board of Directors identified Mr. Flood's extensive investment management, mutual fund and investment adviser experience as a trustee for CREF and TIAA-CREF, his senior management experience with Smith Breeden Associates and Morgan Stanley, and his economic-focused academic background. Mr. Flood has a Ph.D. in Economics from the Massachusetts Institute of Technology.

Company

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Director of the Company since January 2014

Other current experience

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Director of Research Corporation for Science Advancement since 2015

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Member of Board of Trustees of the Financial Accounting Foundation since January 2016

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Chairman, Advisory Board, Institute for Global Health and Infectious Diseases, University of North Carolina, Chapel Hill

Previous experience

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Director of The Foundation for the Carolinas, a non-profit group, from 2012 to 2015

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Executive Vice President of TIAA-CREF from 2011 until his retirement in 2012

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Member of the CREF Board of Trustees and TIAA-CREF Mutual Fund Board of Trustees for seven years, chairing the investment committee

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President and Chief Executive Officer of Smith Breeden Associates (a North Carolina-based fixed income asset manager) for 12 years

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A range of trading and investment positions with Morgan Stanley from 1987 to 1999

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Assistant Professor of Finance at Stanford Business School from 1982 to 1987

Director	Skills and Qualifications

J. Richard Fredericks, 70	In determining that Mr. Fredericks should serve as a director of the Company, the Board of Directors identified Mr. Fredericks' extensive investment management, security analyst, and investment banking experience and his corporate oversight experience as a member of several boards of directors.

Company

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Director of the Company since October 2006

Other current experience

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Managing Director of the money management firm Main Management LLC

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Director of Cadence Bancorp LLC (a bank holding company formerly known as Community Bancorp LLC)

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Member of the Library of Congress Trust Fund Board since 2004

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Director on the boards of several non-profit organizations

Previous experience

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International advisory board member of Komatsu Ltd. from 2003 to 2005

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Director of Chiron Corporation until it was acquired by Novartis International AG from February 2003 to April 2006

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U.S. Ambassador to both Switzerland and Liechtenstein from 1999 to 2001

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Director of BanCorp Hawaii in 1999

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Banc of America Securities (formerly Montgomery Securities), initially as a partner and later as Senior Managing Director, from 1977 to 1999

Director	Skills and Qualifications

Deborah R. Gatzek, 67	In determining that Ms. Gatzek should serve as a director of the Company, the Board of Directors identified Ms. Gatzek's extensive experience in mutual fund, broker dealer, investment adviser, and corporate governance matters in her roles as the chief legal adviser at ING Americas and Franklin Resources; as a partner at Stradley, Ronan, Stevens & Young; and as special counsel for the SEC. The Board of Directors also considered her legal, academic, and general executive management experiences in senior and executive positions at ING Americas; Franklin Resources; and Stradley, Ronan, Stevens & Young. Ms. Gatzek's experience with public company filings, business practices, and strategies also benefits the Board.

Company

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Director of the Company since March 2004

Other current experience

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Securities law attorney

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Serves on the boards of three non-profit organizations

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Principal, Oversight and Governance Solutions, LLC

Previous experience

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Chief Counsel to the Mutual Fund and Broker Dealer subsidiaries of ING Americas (an investment management firm) from 2001 to 2003

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Partner at the law firm of Stradley, Ronan, Stevens & Young from 2000 to 2001

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Senior Vice President and General Counsel of Franklin Resources, Inc. (an investment management firm) from 1983 through 1999

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Special Counsel for the SEC and Regional Counsel for FINRA

Director	Skills and Qualifications

Lawrence E. Kochard, 59	In determining that Mr. Kochard should serve as a director of the Company, the Board of Directors identified Mr. Kochard's extensive experience related to investment management, investment adviser oversight, general executive management and his economic-focused academic background while a senior executive officer on the investment teams of University of Virginia, Georgetown University, Virginia Retirement System, Fannie Mae, and The Goldman Sachs Group. Mr. Kochard has a Ph.D. in Economics from the University of Virginia.

Company

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Director of the Company since March 2008

Other current experience

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Chief Executive Officer of the University of Virginia Investment Management Company since January 2011

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Member of the Investment Advisory Committee of the Virginia Retirement System since March 2011

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Member of the Board and Chair of the Investment Committee for the Virginia Environmental Endowment since April 2013

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Member of the Board of the Virginia Commonwealth University Investment Management Company since May 2015

Previous experience

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Chairman of the College of William & Mary Investment Committee from October 2005 to October 2011

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Chief Investment Officer for Georgetown University from 2004 to 2010

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Managing Director of Equity and Hedge Fund Investments for the Virginia Retirement System from 2001 to 2004

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Assistant Professor of Finance at the McIntire School of Commerce at the University of Virginia from 1999 to 2001

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Financial analysis and planning, corporate finance, and capital markets roles with DuPont de Nemours and Company, Fannie Mae, and The Goldman Sachs Group, Inc.

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Chartered Financial Analyst designation

Director	Skills and Qualifications

Arnold A. Pinkston, 57	In determining that Mr. Pinkston should serve as a director of the Company, the Board of Directors identified Mr. Pinkston's significant experience in the development, implementation, and coordination of business strategies, enterprise risk management, and corporate ethics practices, and his expertise in corporate and board of directors governance and corporate compliance in his roles as Executive Vice President and General Counsel at Allergan, Inc., Senior Vice President and General Counsel at Beckman Coulter, Inc., and Vice President and Deputy General Counsel of Eli Lilly and Company, and as a member of several boards of directors.

Company

•

Director of the Company since January 2016

Other current experience

•

Director, Sustainability Accounting Standards Board since January 2016

Previous experience

•

Executive Vice President and General Counsel for Allergan, Inc. from October 2011 to March 2015

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Senior Vice President, General Counsel, and Secretary for Beckman Coulter from November 2005 to May 2011

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Vice President for Eli Lilly and Company from March 1994 to November 2005

•

Deputy General Counsel for Eli Lilly and Company from January 1999 to November 2001 and February 2003 to November 2005

•

Director of OneOC, a non-profit company, from 2008 to 2015 and Chairman from 2013 to 2014

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Director of St Vincent Health hospital system from 2003 to 2005

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Director of Indianapolis Local Public Improvement Bond Bank from 2002 to 2005

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Director of Innocentive, Inc., a crowd source innovative solutions company, from 2003 to 2005

•

Director of Southwest Autism Research Center from 1998 to 1999

•

Director of Valley Big Brothers and Big Sisters, a non-profit company, from 1996 to 1998

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Director of Bay Area Urban League, a non-profit company, from 1993 to 1995

Director	Skills and Qualifications

Glenn S. Schafer, 66	In determining that Mr. Schafer should serve as a director of the Company, the Board of Directors identified Mr. Schafer's extensive accounting and financial experience as a former Chief Financial Officer at Pacific Life, investment and capital management experience as a senior executive and board member of Pacific Life, corporate oversight experience as a member of several boards of directors and committees, and general executive management experience as a senior executive and board member of Pacific Life.

Company

•

Director of the Company since December 2007

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Chairman of the Board of Directors since April 27, 2012

Other current experience

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Director of Mercury General Corporation since October 2015 (a publicly traded insurance company)

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Director of Genesis Healthcare, Inc. since 2006 (the successor company resulting from the combination of Skilled Healthcare Group, Inc., to which Mr. Schafer was a director, and Genesis Healthcare, LLC) (a nursing and assisted living facilities company)

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Director of GeoOptics LLC (a weather satellite manufacturer)

Previous experience

•

Director of the Michigan State University Foundation (a non-profit fundraising corporation) from 2004 to 2014

•

Board of Directors for Scottish Re Group from 2006 to 2007

•

Vice Chairman of Pacific Life Insurance Company from April 2005 until his retirement in December 2005

•

Member of Pacific Life Insurance Company's board of directors and President of Pacific Life from 1995 to 2005

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Executive Vice President and Chief Financial Officer of Pacific Life from 1991 to 1995

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Non-executive Chairman of Beckman Coulter,  Inc. (a biomedical testing products developer and manufacturer) from 2009 to 2011

Director	Skills and Qualifications

Richard M. Weil, 52	In determining that Mr. Weil should serve as a director of the Company, the Board of Directors believes that the CEO of the Company should be a member of the Board of Directors and identified Mr. Weil's extensive business and legal experience in the investment management industry; his general executive management experience as a senior executive officer at PIMCO; and as a lawyer at Simpson Thacher & Bartlett LLP. The Board of Directors also considered his extensive experience in the development and oversight of global company operations.

Company

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Chief Executive Officer and a director of the Company since February 2010

•

Member of the Company's executive committee

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Member of the Board of Directors of the Company's subsidiaries, INTECH Investment Management LLC ("INTECH") and Perkins Investment Management LLC ("Perkins")

Previous experience

•

Global head of Pacific Investment Management Company LLC ("PIMCO") Advisory (an investment management firm) from February 2009 until joining Janus in February 2010

•

Member of the board of trustees for the PIMCO funds from February 2009 to February 2010

•

PIMCO's Chief Operating Officer from 2000 to 2009, during which time he:

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led the development of PIMCO's global business;

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founded PIMCO's German operations;

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was responsible for PIMCO's operations, technology, fund administration, finance, human resources, legal, compliance, and distribution functions;

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managed PIMCO's non-U.S. offices; and

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served on PIMCO's executive committee

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General counsel for PIMCO Advisors LP from January 1999 to August 2000

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Bankers Trust Global Asset Management from 1994 to 1995 in their hedge fund business

•

Attorney with the law firm Simpson Thacher & Bartlett LLP in New York from September 1989 to 1994

•

Member of Security Industry and Financial Markets Association's ("SIFMA") board of directors and chaired the SIFMA asset management industry group until 2010

Director	Skills and Qualifications

Billie I. Williamson, 63	In determining that Ms. Williamson should serve as a director of the Company, the Board of Directors identified Ms. Williamson's significant expertise in financial reporting and audit process. The Board also considered her understanding of technology control implementation and protocols for businesses dealing in foreign countries as a Senior Global Client Serving Partner at Ernst & Young L.L.P. and her corporate oversight, financial reporting, and controls experience as a member of several boards of directors and audit and financial committees. Ms. Williamson is a Certified Public Accountant.

Company

•

Director of the Company since March 2015

Other current experience

•

Director and member of Audit Committee of Pentair plc (an industrial machinery company) since 2014

•

Director and Chairman of the Audit Committee of Energy Future Holdings Corporation (the largest private utility in Texas) since February 2013

•

Director and Chairman of the Audit Committee, and member of the Executive Committee of CSRA, Inc. (a software and technology company serving the public government sector) since November 2015

•

Co-Chairman of the Dallas Chapter of Women Corporate Directors

•

Director of the North Texas Chapter of the National Association of Corporate Directors ("NACD") and a NACD Leadership Fellow

•

Director on the boards of several non-profit organizations

Previous experience

•

Director and member of Audit and Nominating Corporate Governance Committees of Exelis Inc. (a global aerospace, defense, information and services company) from January 2012 to May 2015

•

Senior Global Client Serving Partner at Ernst & Young L.L.P. from 1998 until retirement in December 2011, and served on the Americas Executive Board of Ernst & Young L.L.P.

•

Lead Independent Director and member of Audit, Compensation, and Transaction Committees of Annie's Inc. from March 2012 until completion of the sale of the company in October 2014

•

Senior Vice President, Finance and Corporate Controller at Marriott International, Inc. from 1996 to 1998

•

Chief Financial Officer of AMX Corporation from 1993 to 1996

Director	Skills and Qualifications

Tatsusaburo Yamamoto, 51	In determining that Mr. Yamamoto should serve as a director of the Company, the Board of Directors identified Mr. Yamamoto's extensive experience in the financial services industry outside of the U.S. and his roles in management in the investment planning, asset management and international business management departments of The Dai-ichi Life Insurance Company, Limited ("Dai-ichi Life"), Deputy CEO of Dai-ichi Life Vietnam and Managing Director of Dai-ichi Life (Asia Pacific). The Board of Directors also considered his experience and familiarity with the Company's management team.

Company

•

Director of the Company since July 2015

•

Mr. Yamamoto was appointed director on July 24, 2015, after being designated by Dai-ichi Life as its representative for appointment to the Company's Board. This right was granted to Dai-ichi Life as a result of the Investment and Strategic Cooperation Agreement (the "Strategic Agreement") between Dai-ichi Life and the Company. In accordance with the Strategic Agreement, Dai-ichi Life was granted the right to designate a representative for appointment to the Company's Board after it acquired at least 15% of the issued and outstanding shares of the Company's stock, with such right continuing as long as Dai-ichi Life maintains ownership of at least 15% of the issued and outstanding shares of the Company's common stock or until the right is otherwise terminated in accordance with the terms of the Strategic Agreement. Before his appointment to the Board, the Nominating Committee met with Mr. Yamamoto, reviewed his background and business experience, and determined that Mr. Yamamoto possessed the membership criteria for non-employee directors as set forth in the Governance Guidelines.

Other current experience

•

Joined Dai-ichi Life in 1988 supporting numerous key areas related to investment planning, asset management, and international business management

•

Executive Officer and General Manager, Investment Planning Department of Dai-ichi Life since 2015; General Manager, Investment Planning Department of Dai-ichi Life since 2014; Managing Director of Dai-ichi Life (Asia Pacific) from 2011 to 2014; Deputy CEO, Dai-ichi Life Vietnam from 2009-2011

  Vote Required for Approval

For a nominee to be elected, the number of shares voted "for" the nominee must exceed the number of shares voted "against" the nominee. Abstentions and broker non-votes, if any, have no effect on this proposal.

The Board of Directors recommends a vote "FOR" the election of each of the above nominees.

  Retiring and Retired Directors

G. Andrew Cox, age 72, has been a director of the Company since October 2002, and Timothy K. Armour, age 67, has been a director of the Company since March 2008. Messrs. Cox and Armour will retire from Board on April 21, 2016.

Corporate Governance

  Board Leadership Structure

Mr. Schafer, an independent director, currently serves as Chairman of the Board of Directors. Mr. Weil serves as our CEO. The separation of the roles of Chairman and CEO has been in place since January 2006. We believe this structure positions our CEO as the leader of the Company and provides strong leadership for the Board by its Chairman. We also believe that the current Board leadership structure is appropriate given the industry-specific responsibilities of our CEO, which have increased in recent years as a result of the economic and regulatory climate. However, we recognize that a different board leadership structure may be appropriate under different business circumstances.

The Board of Directors conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. As part of this annual process, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its shareholders.

  Board of Directors Independence Determination

The Board of Directors has established criteria for determining if a director is independent from management. These criteria follow the director independence criteria contained in the NYSE Listing Standards and are identified in our Corporate Governance Guidelines ("Governance Guidelines") available on the Company's website at ir.janus.com in the "Governance Documents" section. In determining the independence of the directors, the Board reviewed and considered all relationships between each director (and any member of his or her immediate family) and the Company. Based on that review and the Company's independence criteria, the Board affirmatively determined that all directors are independent directors except for Mr. Weil, our CEO. In addition, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.

  Director Nomination Process and Diversity

We believe that in order for the Board to effectively guide Janus to sustained, long-term success, it must be composed of individuals with sophistication and experience in the many disciplines that impact our business. We sell our products to intermediary, institutional, and self-directed clients. To best serve these clients and our shareholders, we seek to ensure that the Board consists of directors who are highly sophisticated in, among other disciplines, domestic and international investment and asset management, finance, economic policy, and the legal and accounting regulations that impact our business. We also believe that the Board should include directors with experience managing, overseeing or advising comparable companies in our industry at the chief executive officer and/or the director level.

The Nominating and Corporate Governance Committee ("Nominating Committee") does not have a formal ongoing process for identifying and evaluating director nominees; however, when vacancies on the Board are expected, or a need for a particular expertise has been identified, in the past the Nominating Committee has typically engaged search firms to assist in identifying director candidates. The Nominating Committee ensures that each director nominee satisfies at least the criteria set forth in the Governance Guidelines. The Nominating Committee considers and evaluates the individual background and qualifications of each director nominee and the extent to which such background and qualifications might benefit the Company based on the size and composition of the Board of Directors at the time. In identifying director nominees, the Nominating Committee seeks talented and experienced candidates with professional backgrounds who support a balance of knowledge, experience, skills, expertise, and diversity appropriate for the Board as a whole.

We believe that the current Board members collectively possess diverse knowledge and experience in the disciplines that impact our business. Prior to nominating a new director candidate, the Nominating Committee considers the collective experience of the existing Board members. Based on this evaluation, the Nominating Committee nominates individuals who it believes will strengthen the Board's ability to serve shareholders because of experience and expertise. Although the Board does not currently have a policy specifically addressing director diversity, the Nominating Committee, guided by the Nominating Committee's charter, generally assesses and considers the diversity of the Board and the effectiveness of its diversity prior to nominating any additional Board candidates.

The Nominating Committee also evaluates the current composition of the Board and reviews each Board member's and any Board candidate's experiences and professional background that may impact our business, including experience in domestic and international investment and asset management, finance, economic policy, legal and accounting regulations, and management oversight at the CEO and/or director level.

The Nominating Committee will consider director nominees recommended by shareholders under the same procedure used for considering director nominees recommended by management or other directors. See "Shareholder Proposals for the 2017 Annual Meeting" on page 74 for more information regarding shareholder recommendations for director nominees.

  Board of Directors Meetings and Committees

Including in-person and telephonic meetings, the Board of Directors met 11 times in 2015. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. The Board's committees are described below.

  Nominating Committee

The Nominating Committee consists of five directors appointed by the Board of Directors to serve one-year terms. The members of the Nominating Committee are Deborah R. Gatzek, Timothy K. Armour, Eugene Flood, Jr., Arnold A. Pinkston, and Billie I. Williamson, each of whom is independent under the standards established by the Board and the NYSE. Ms. Gatzek is Chairman of the Nominating Committee. Mr. Pinkston was appointed to the Nominating Committee effective

January 21, 2016. In connection with his retirement, Mr. Armour will step down as a member of the Nominating Committee on April 21, 2016.

The Nominating Committee assists the Board in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices. The functions performed by the Nominating Committee include:

  •
  Identifying individuals qualified to become Board members and recommending the director nominees to the Board;

  •
  Reviewing the qualifications and independence of the members of the Board and various committees on a regular, periodic basis;

  •
  Recommending to the Board corporate governance guidelines and reviewing such guidelines on a regular basis to confirm that such guidelines and the Nominating Committee's charter remain consistent with sound corporate governance practices and legal, regulatory, and NYSE Listing Standards; and

  •
  Leading the Board in the annual review of the Board's performance.

The Nominating Committee met six times during the 2015 fiscal year including executive sessions without management. The Nominating Committee operates pursuant to a written charter that was adopted by the Board and is available on the Company's website at ir.janus.com in the "Governance Documents" section.

  Audit Committee

The Audit Committee consists of four directors appointed by the Board of Directors to serve one-year terms. The members of the Audit Committee are Jeffrey J. Diermeier, Deborah R. Gatzek, Arnold A. Pinkston and Billie I. Williamson, each of whom is independent under the standards established by the Board and the NYSE. Mr. Diermeier is Chairman of the Audit Committee. Mr. Pinkston was appointed to the Audit Committee effective January 21, 2016. J. Richard Fredericks served as a member of the Audit Committee during 2015 and stepped down on January 19, 2016.

The Audit Committee assists the Board in monitoring the:

  •
  Integrity of the Company's financial statements;

  •
  Independent auditor's qualifications and independence;

  •
  Performance of the Company's internal audit function and independent auditors;

  •
  Company's compliance with legal and regulatory requirements;

  •
  Company's system of disclosure controls and system of internal controls over financial reporting; and

  •
  Company's major financial risk exposures.

The Audit Committee has the authority to select, retain, and terminate, when appropriate, the Company's independent auditor. The Audit Committee may, in its discretion, seek a non-binding advisory vote of the Company's shareholders for the ratification of the appointment of the Company's independent auditor. The Audit Committee is responsible for setting the independent auditor's compensation and overseeing the work of the independent auditor. It also approves all audit services and all permitted non-audit services to be provided by the independent auditor. The Audit Committee oversees the resolution of any disagreements between management and the independent auditor.

The Board has determined that each member of the Audit Committee meets the accounting or related financial management expertise requirements of the NYSE and that Mses. Gatzek and Williamson and Messrs. Diermeier and Pinkston qualify as "audit committee financial experts" under applicable SEC regulations. No member of the Audit Committee serves on an audit committee of more than two public companies in addition to Janus.

The Audit Committee met nine times in 2015, including executive sessions without management. The Audit Committee operates pursuant to a written charter that was adopted by the Board and is available on our website at ir.janus.com in the "Governance Documents" section.

  Compensation Committee

The Compensation Committee consists of five directors appointed by the Board to serve one-year terms. The members of the Compensation Committee are Timothy K. Armour, G. Andrew Cox, Eugene Flood, Jr., J. Richard Fredericks, and Lawrence E. Kochard, each of whom is independent under the standards established by the Board and the NYSE. Mr. Armour is Chairman of the Compensation Committee. Mr. Fredericks was appointed to the Compensation Committee effective January 19, 2016. In connection with their respective retirements, on April 21, 2016, Mr. Armour will step down as Chairman and as a member of the Compensation Committee and Mr. Cox will step down as a member of the Compensation Committee.

The Compensation Committee determines the compensation of certain executive officers and reviews and approves the compensation policies recommended by management with respect to other employees. The Compensation Committee has the authority to:

  •
  Determine all compensation and compensation plans for the senior executive officers;

  •
  Oversee and administer the incentive compensation plans of the Company in accordance with the authority granted under such plans;

  •
  Determine, subject to ratification by the majority of independent directors, the compensation package for non-employee directors; and

  •
  Identify and monitor compensation-related risks.

The Compensation Committee met eight times during 2015 including executive sessions without management. The Compensation Committee operates pursuant to a written charter that was adopted by the Board and is available on our website at ir.janus.com in the "Governance Documents" section.

  Risk Oversight

The Board of Directors is responsible for overseeing Janus's risk management process. The Board reviews management's processes for identifying and managing risks that face the Company, which may include the financial markets, the asset management industry as a whole, and Company-specific risks. Based on its periodic reviews, the Board seeks to ensure that management has a robust program for identifying and managing risks and, as appropriate, implementing risk mitigation strategies.

In addition, the Board of Directors focuses on, in its judgment, the most significant risks facing Janus and management's mitigation strategies, and evaluates whether these risks are consistent with the Board's judgment as to the appropriate balance of risk and business objectives. The Board will consider with management the various ways in which these risks can be controlled and monitored, as well as the expected benefits to the Company. The Board also considers particular risk management matters in connection with its general oversight and approval of corporate transactions, such as acquisitions and capital usage.

The Audit Committee assists the Board of Directors in the oversight of Janus's risk management process. Among other activities, the Audit Committee discusses Company policies with respect to risk assessment and risk management and monitors: (i) the Company's financial statements; (ii) the independent auditor's independence and qualifications; (iii) the performance of the Company's internal and independent auditors; (iv) legal and regulatory compliance by the Company; and (v) the Company's system of disclosure controls and internal controls over financial reporting. The Audit Committee also reviews, with the assistance of management and counsel, legislative and regulatory developments that could materially affect the Company's compliance program and material contingent financial liabilities. In addition, the Audit Committee meets at least quarterly with, and receives regular reporting from, the Chief Compliance Officer, the Company's General Counsel and Head of Enterprise Risk Management, and the Chief Accounting Officer. The Audit Committee reports regularly to the full Board.

The Compensation Committee, in consultation with the Board and management, reviews the material terms of the Company's compensation policies and programs for all employees, and identifies compensation-related risks that are reasonably likely to have a material adverse impact on Janus, as well as features of the Company's compensation programs that could encourage excessive risk-taking. Our current compensation programs and policies are discussed in more detail in the "Compensation Discussion and Analysis" section beginning on page 31. The Compensation Committee reports regularly to the full Board.

We believe the risk management processes described above effectively address the risks facing the Company, our clients, and our shareholders. The Board supports this approach.

  Governance Guidelines and Policies

Consistent with the Board's commitment to observing strong corporate governance practices, the Board has policies and procedures concerning compliance with SEC rules and NYSE Listing Standards. In connection therewith, the Board regularly reviews and periodically revises the Company's Governance Guidelines and committee charters, and periodically amends or adopts other related policies and practices. Our Governance Guidelines are available on our website at ir.janus.com in the "Governance Documents" section. These policies and procedures include the following:

  •
  At least a majority of the members of the Board must be independent. Currently, all of our directors other than the CEO are independent members. All members of the Nominating, Audit, and Compensation Committees must be independent.

  •
  The Board and each committee are required to undertake an annual self-evaluation.

  •
  No director may stand for election after serving for more than fifteen years.

  •
  Directors are prohibited from standing for re-election after reaching the age of 72.

  •
  No director may serve on the board of directors of more than four public companies in addition to Janus.

  •
  No member of the Audit Committee may serve on the audit committee of more than two public companies in addition to Janus.

  •
  The Board considers the rotation of committee chairs after a chairperson has served for three successive years.

  •
  Stock options issued by the Company may not be re-priced without approval of our shareholders.

  •
  Each non-executive director who receives compensation from the Company for Board service is expected to accumulate, within four years from appointment, and maintain thereafter while serving as a director, shares of Janus common stock with a value (based on the value of the shares at the time of acquisition) equal to $250,000. All of the non-employee directors who receive compensation from the Company for Board service currently satisfy this ownership guideline with the exception of Messrs. Flood and Pinkston, and Ms. Williamson, who were each appointed within the last four years and still have time to comply with the guidelines. Mr. Yamamoto does not receive compensation from the Company for his service on the Board, and therefore is not expected to meet the ownership guideline.

  Officer Code and Corporate Code of Business Conduct

Our Officer Code of Ethics for the CEO and Senior Financial Officers (including our CEO, Chief Financial Officer ("CFO"), and Chief Accounting Officer) (the "Officer Code") and Corporate Code of Business Conduct for all employees are available on our website at ir.janus.com in the "Governance Documents" section and are reviewed by the Nominating Committee. Any amendments to or waivers of the Officer Code or the Corporate Code of Business Conduct will be disclosed on our website at ir.janus.com in the "Governance Documents" section.

  Executive Sessions of the Board of Directors

The independent members of the Board of Directors have executive sessions at all regularly scheduled Board meetings. The purpose of these sessions is to promote open discussion among independent directors and provide an opportunity for them to address concerns about the Company, as well as the performance of the Board itself. The Chairman of the Board typically oversees these executive sessions.

  Director Attendance at Annual Meeting of Shareholders

The Board of Directors requires its members to attend each annual meeting of shareholders. All of the directors serving at the time attended our 2015 annual shareholders meeting.

  Communications with the Board of Directors

Individuals desiring to communicate with the Board of Directors, the Chairman of the Board, the independent directors as a group or any individual member of the Board should direct their communications to the attention of Glenn S. Schafer, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. All communications received, other than commercial solicitations or communications that are frivolous or deemed to be not relevant to corporate matters, will be forwarded to the Board or to the relevant Board member.

  Compensation Consultants to the Compensation Committee

The Compensation Committee charter provides that the Compensation Committee may retain compensation consultants to assist in its determination of CEO or other senior executive compensation. In 2015, the Compensation Committee used two independent compensation consultants, McLagan Partners, Inc. ("McLagan") and Aon Hewitt LLC ("Aon Hewitt").

McLagan provided the Compensation Committee with market compensation data and pay trend information, primarily within the financial services industry, and assisted the Compensation Committee with analyses and recommendations related to Janus's various compensation programs, including the structure of the executive and director compensation programs. McLagan also provided Janus's Human Resources department with comparative compensation data that was used to evaluate and recommend compensation for certain employees. The vast majority of the services provided to our Human Resources department by McLagan consisted of published survey data. The Compensation Committee reviewed the published survey data that McLagan provided. Aon Hewitt primarily assisted the Compensation Committee in evaluating the CEO's compensation arrangements and provided services solely to the Compensation Committee. We may refer to McLagan and Aon Hewitt collectively as "Compensation Consultants".

The Compensation Consultants were engaged directly by the Compensation Committee and attended certain Compensation Committee meetings, as well as participated in discussions regarding executive compensation issues.

Based on the above information and other relevant factors, including the factors set forth under Rule 10C-1 of the Securities Exchange Act of 1934 ("Exchange Act") and the NYSE Listing Standards, the Compensation Committee assessed the independence of the Compensation Consultants and concluded that no conflict of interest exists that would prevent each consultant from independently advising the Compensation Committee.

  Certain Relationships and Related Transactions

  Related Party Transaction Policy

Transactions between Janus and related parties can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our best interests and the best interests of our shareholders. Related parties may include members of the

Board of Directors, Janus executives, significant shareholders, and immediate family members and affiliates of such persons.

Several provisions of our Corporate Code of Business Conduct are intended to help us avoid the conflicts and other issues that may arise in transactions between Janus and related parties, including the following:

  •
  Employees have a duty to act in the best interest of the Company and its shareholders at all times;

  •
  Employees are to adhere to the highest standard of loyalty, candor, and care in all matters relating to our investors, shareholders, and the Company;

  •
  Employees are to perform their duties while observing the Company's goals and objectives;

  •
  Employees are to treat all customers, clients, suppliers, competitors, and employees with fairness and honesty; and

  •
  Employees are required to disclose actual or potential conflicts, such as outside employment, ownership interests in firms seeking to do business with Janus or in a competitor of Janus, and gifts and entertainment received by employees.

Our related party transaction approval policy provides that related party transactions must be pre-approved by the Audit Committee. Related party transactions include any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Our related party transaction approval policy is part of our Corporate Code of Business Conduct available on our website at ir.janus.com in the "Governance Documents" section. While the Audit Committee does not have detailed written procedures concerning the approval of related party transactions, it would consider all relevant facts and circumstances in considering any such approval, including:

  •
  Whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders;

  •
  The terms of the transaction and the terms of similar transactions available to unrelated parties or employees generally;

  •
  The availability of other sources for comparable products or services;

  •
  The benefits to the Company;

  •
  The impact on the director's independence, if the transaction is with a director or an affiliate of a director; and

  •
  The possibility that the transaction may raise questions about the Company's honesty, impartiality or reputation.

  Related Party Transactions

Certain of the directors and executive officers, as well as their immediate family members, from time to time may invest their personal funds in Janus mutual funds on substantially the same terms and conditions as other similarly situated investors in these mutual funds who are neither directors nor employees of Janus.

  Director Compensation

Members of the Board of Directors who are employees of Janus or a designee of Dai-ichi Life do not receive any additional compensation for serving on the Board. All other members of the Board received the director compensation described below in 2015.

2015 non-employee director compensation consisted of:

  •
  An annual restricted stock grant valued on the grant date at approximately $100,000, which vests over three years, subject to immediate accelerated vesting upon voluntary separation from service, death, disability, or change in control of the Company;

  •
  An annual cash retainer of $100,000;

  •
  An additional cash retainer of $10,000 per committee;

  •
  An additional cash retainer of $25,000 to the Audit Committee chair;

  •
  An additional cash retainer of $15,000 if the director chairs the Compensation or Nominating Committee; and

  •
  An additional cash retainer of $125,000 to the non-executive Chairman of the Board.

All members of the Board of Directors are reimbursed for reasonable travel and lodging expenses in connection with attending Board and committee meetings. Janus also offers a matching gift program where every dollar contributed by a director to an eligible charity is matched dollar-for-dollar up to $2,500.

  2015 Director Compensation

The following chart shows the compensation that each non-employee director was paid for his or her services in calendar year 2015:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(g)	(h)

Timothy K. Armour	135,000	100,007	15,530	250,537

G. Andrew Cox	110,000	100,007	34,165	244,172

Jeffrey J. Diermeier	135,000	100,007	10,128	245,135

Eugene Flood, Jr.	120,000	100,007	5,407	225,414

J. Richard Fredericks	110,000	100,007	22,213	232,220

Deborah R. Gatzek	135,000	100,007	30,093	265,100

Lawrence E. Kochard	110,000	100,007	24,620	234,627

Glenn S. Schafer	225,000	100,007	12,958	337,965

Billie I. Williamson	139,200	116,006	1,725	256,931

(1)
Mr. Pinkston was appointed an independent director effective January 21, 2016, and is therefore not included in this table.

(2)
Amounts represent the annual cash retainers for serving as members of the Board of Directors, including non-executive Chairman and committee membership retainers, which are paid in a lump sum on May 1 of each year.

(3)
The value of each restricted stock and restricted stock unit award is determined pursuant to FASB Accounting Standards Codification ("ASC") Topic 718 by multiplying the fair market value of our common stock (the average of the high and low trading prices) on the grant date by the number of shares granted. Amounts represent restricted stock and restricted stock units granted in 2015 for the 2015-2016 annual stock retainer, including restricted stock units received in connection with the Director Deferred Fee Plan (described below). The restricted stock and restricted stock units held by each independent director as of December 31, 2015, are as follows: Mr. Armour holds 13,029 shares of restricted stock and 30,900 restricted stock units; Mr. Cox holds 98,696 restricted stock units; Mr. Diermeier holds 13,029 shares of restricted stock and 15,229 restricted stock units; Mr. Flood holds 15,575 shares of restricted stock; Mr. Fredericks holds 4,416 shares of restricted stock and 61,209 restricted stock units; Ms. Gatzek holds 86,846 restricted stock units; Mr. Kochard holds 65,288 restricted stock units; Mr. Schafer holds 13,029 shares of restricted stock and 21,938 restricted stock units; and Ms. Williamson holds 6,388 shares of restricted stock.

(4)
"All Other Compensation" includes the following:

Name	Other (a)	Dividends on Unvested Restricted Stock ($)	Dividends on Unvested Restricted Stock Units ($) (b)	Total ($)

Timothy K. Armour	–	4,839	10,691	15,530

G. Andrew Cox	510	–	33,655	34,165

Jeffrey J. Diermeier	–	4,839	5,289	10,128

Eugene Flood, Jr.	–	5,407	–	5,407

J. Richard Fredericks	–	1,720	20,493	22,213

Deborah R. Gatzek	510	–	29,583	30,093

Lawrence E. Kochard	2,500	–	22,120	24,620

Glenn S. Schafer	510	4,839	7,609	12,958

Billie I. Williamson	–	1,725	–	1,725

(a)
The amount represents Janus's matching gift in respect of a director's charitable contribution during 2015 under the Janus Matching Gift Program and includes Janus's match for director contributions made in 2014 but not matched until 2015. The amount also includes the membership fees for identity theft protection services (generally available to all employees) paid by the Company on behalf of the director.

(b)
This amount represents the value of dividend equivalents awarded in the form of Restricted Stock Units in 2015 on all grants deferred under the Director Deferred Fee Plan.

  Director Deferred Fee Plan

Under our Amended and Restated Director Deferred Fee Plan ("Director Deferred Fee Plan"), a non-employee director may elect to defer payment of all or any part of the above director monetary or stock fees until his or her service as a director is terminated. All monetary fees deferred under this plan are credited during the deferral period with the gains and losses of certain Janus mutual funds or Janus stock, as elected by the director. All Janus stock awards deferred under this plan are converted into restricted stock units at the time of grant. A director's interest in the deferred monetary fees is generally payable only in cash in a single payment or in installments upon termination of service as a director. Any restricted stock units granted in connection with the deferral of stock are paid in the form of Janus common stock in a single payment or in installments upon termination of service as a director. The Director Deferred Fee Plan is intended to comply with Section 409A of the Internal Revenue Code (the "Code"). Messrs. Cox, Fredericks, and Kochard and Ms. Gatzek elected to participate in this plan to defer monetary fees, stock fees, or a combination of both during the 2015 calendar year.

Notwithstanding anything to the contrary set forth in any of Janus's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that incorporated future filings, including this Proxy Statement, the following sections titled "Audit Committee Report" and "Compensation Committee Report on Executive Compensation" (on page 56) are not incorporated by reference into any such filings, except to the extent Janus specifically incorporates any of the reports by reference therein.

 AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four directors. The Board has determined that each Audit Committee member is independent under the listing standards of the NYSE and under the SEC standards relating to the independence of audit committees. The Board has also determined that each member is financially literate and is an audit committee financial expert as defined by the SEC.

The Audit Committee operates under a written charter adopted and approved by the Board. The Audit Committee annually reviews its written charter and our practices. The Audit Committee has determined that its charter and practices are consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002.

The purpose of the Audit Committee is to assist the Board in monitoring:

  •
  the integrity of the financial statements of the Company;

  •
  the independent auditor's qualifications and independence;

  •
  the performance of the Company's internal audit function and independent auditor, Deloitte;

  •
  compliance by the Company with legal and regulatory requirements;

  •
  the Company's system of disclosure controls and its system of internal controls over financial reporting; and

  •
  the Company's major financial risk exposures.

The Audit Committee also reviews (with assistance of management and outside counsel) major legislative and regulatory developments that could materially impact the Company's contingent liabilities and risks. In addition, the Audit Committee actively works with, and meets at least quarterly with, the General Counsel and Head of Enterprise Risk Management of the Company to oversee the identification of Company risks and potential risk management strategies. The Audit Committee reports regularly to the full Board.

During 2015, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter. The Audit Committee meets at least twice each quarter; once in connection with the quarterly Board meetings and once to review the quarterly Forms 10-Q and annual Form 10-K and related earnings releases. These meetings included executive sessions without management. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company's independent auditor, Deloitte. The Audit Committee discussed with the Company's internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee met with each of the internal and independent auditors, the Company's Chief Compliance Officer, Chief Accounting Officer and other members of management, separately and as a group, to discuss the results of their examinations and their evaluations of the Company's internal controls.

The Audit Committee annually reviews Deloitte's performance in connection with the determination to retain Deloitte. In conducting its review, the Audit Committee considered, among other things:

  •
  the quality of the services provided;

  •
  the sufficiency of resources provided by Deloitte;

  •
  the communication by Deloitte and its interaction with the Audit Committee and management;

  •
  Deloitte's independence and objectivity;

  •
  Deloitte's historical and recent performance on the Company's audit;

  •
  the appropriateness of Deloitte's fees;

  •
  Deloitte's depth of understanding of the Company's global business, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting; and

  •
  the advisability and potential impact of selecting a different independent public accounting firm.

The Audit Committee's evaluation included the results of an internal survey of Deloitte's performance by members of the Audit Committee and management. Based on this review, the Audit Committee believes that Deloitte is independent and it is in the best interest of the Company and its shareholders to retain Deloitte as our independent auditor for 2016.

Management has primary responsibility for the financial reporting process, including the preparation of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management also has responsibility for establishing and maintaining the Company's system of internal controls over financial reporting and assessing the effectiveness of those controls annually, as required by Section 404 of the Sarbanes-Oxley Act of 2002. The independent auditor is responsible for auditing the Company's financial statements and the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on the information provided to it and on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP. The Audit Committee also relied on the representations of the independent auditor included in its report on the Company's financial statements. In addition, management has responsibility for compliance by the Company with legal and regulatory requirements.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2015, with management of the Company and Deloitte. The Audit Committee also discussed with Deloitte matters required to be discussed with audit committees based on requirements of the Public Company Accounting Oversight Board ("PCAOB") including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Codification of Statements on Auditing Standards, AU Sec. 380, formerly Statement on Auditing Standards No. 61, as amended and as adopted by the PCAOB in Rule 3200T. The Audit Committee also reviewed the 2013 Annual 38a-1 Report on the Company's compliance policies and procedures as required under the Investment Company Act of 1940, as amended, and as prepared by the Company's Chief Compliance Officer.

Deloitte also provided the written disclosures and the letter required by the PCAOB (Rule 3526, Communication with Audit Committees Concerning Independence), and the Audit Committee

discussed with the independent auditor its independence from the Company. The Audit Committee has pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditor. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent auditor and the estimated fees related to these services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent auditor. The services and fees must be deemed compatible with the maintenance of the independence of the independent auditor, including compliance with the SEC's rules and regulations.

The Audit Committee will, as necessary, consider and, if appropriate, pre-approve the provision of additional audit and non-audit services by the independent auditor that were not encompassed by the Audit Committee's annual pre-approval and that are not prohibited by law. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, on a case-by-case basis, these additional audit and non-audit services, provided that the Chairman shall promptly report any decisions to pre-approve such services to the Audit Committee.

Based on the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2015, be included in the Company's Annual Report on Form 10-K filed with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee (other than Mr. Pinkston, who did not join the Audit Committee until January 21, 2016, and as such, did not participate in the review and discussions referred to above):

Members of the Audit Committee

    Jeffrey J. Diermeier, Chairman
    J. Richard Fredericks*
    Deborah R. Gatzek
    Billie I. Williamson

*
Mr. Fredericks stepped down as a member of the Audit Committee on January 19, 2016.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR

The Audit Committee appointed Deloitte as independent auditor for the 2016 fiscal year. The Board is proposing that the appointment of Deloitte be ratified by the shareholders of the Company. Deloitte audited our consolidated financial statements for the 2015 fiscal year and performed other services. If the appointment is not ratified by our shareholders, the Audit Committee will take that into account in determining whether to retain Deloitte as our independent auditor.

  Fees Incurred by Janus for Deloitte

The following table shows the fees paid or accrued by the Company for audit and other services provided by Deloitte for fiscal years ending December 31, 2015 and 2014, respectively:

	2015 ($)	2014 ($)

Audit Fees (1)	1,614,000	1,150,000

Audit-Related Fees (2)	15,000	202,000

Tax Fees (3)	103,000	65,000

All Other Fees	–	–

Total	1,732,000	1,417,000

(1)
Audit services consisted of the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, attestation work required by Section 404 of the Sarbanes-Oxley Act of 2002 needed to issue an opinion on the effectiveness of internal control over financial reporting, reviews of the condensed consolidated financial statements included in its quarterly reports on Form 10-Q and other audit services that are normally provided in connection with statutory or regulatory filings.

(2)
Audit-related fees consisted of financial accounting and SEC reporting consultations, issuance of consent letters, audit of the Company's benefit plans, and other audit services not required by statute or regulation.

(3)
Tax compliance fees consisted of tax return filings for certain foreign jurisdictions, assistance with tax audits and miscellaneous state and federal income tax-related issues.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of Deloitte.

  Audit Committee Approval Policies and Procedures

All services performed by Deloitte were approved in accordance with the approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the "Disclosure Categories") that our independent auditor may perform. The policy requires that a description of the services expected to be performed by our independent auditor in each of the Disclosure Categories be presented to the Audit Committee for approval and cannot commence until such approval has been granted. Normally, approval is provided at regularly scheduled meetings. However, as previously mentioned the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally approves a narrow range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

At each meeting, the Audit Committee reviews the status of services and fees incurred year-to-date against the original approved services and the forecast of remaining services and fees for the fiscal year.

  Attendance at Annual Meeting

A representative of Deloitte is expected to be present at the Annual Meeting with the opportunity to make a statement and to answer appropriate shareholder questions.

  Vote Required for Approval

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for this proposal to be approved. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends a vote "FOR" the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditor for fiscal year 2016.

Stock Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding beneficial ownership of our outstanding common stock as of the Record Date for purposes of voting at the Annual Meeting by (i) beneficial owners of more than five percent of our outstanding common stock who have publicly disclosed their ownership; (ii) each NEO (defined below) and each member of our Board of Directors; and (iii) all of our executive officers and directors as a group. The Company has no knowledge of any arrangement that would, at a subsequent date, result in a change in control of the Company.

	Shares of Common Stock Beneficially Owned (1)

Name	Number	Percentage

The Dai-ichi Life Insurance Company, Limited (2)	36,789,204	19.81

BlackRock, Inc. (3)	12,602,784	6.79

The Vanguard Group Inc. (4)	10,290,180	5.54

Glenn S. Schafer, Chairman of the Board of Directors (5)	58,681	*

Timothy K. Armour, Director (5)	147,602	*

George Batejan, Executive Vice President, Global Head of Technology and Operations	74,398	*

Augustus Cheh, President of Janus International	47,841	*

G. Andrew Cox, Director (5)	110,671	*

Jeffrey J. Diermeier, Director (5)	116,137	*

Eugene Flood, Jr., Director (5)	20,532	*

J. Richard Fredericks, Director (5)	80,909	*

Deborah R. Gatzek, Director (5)	98,722	*

Lawrence E. Kochard, Director (5)	65,753	*

Bruce L. Koepfgen, President	531,036	*

Jennifer J. McPeek, Executive Vice President and CFO	157,425	*

Arnold A. Pinkston, Director (5)	0	*

Richard M. Weil, CEO and Director	2,353,280	1.27

Billie I. Williamson, Director (5)	6,388	*

Tatsusaburo Yamamoto, Director	0	*

All Directors and Executive Officers as a Group (16 Persons) (5)	3,869,375	2.08

*
Less than one percent of the outstanding shares.

(1)
Ownership, both direct and indirect, is based on the number of shares outstanding as of February 26, 2016, including unvested restricted stock units that will vest within 60 days of February 26, 2016 and any shares that may be acquired upon the exercise of options within 60 days of February 26, 2016. The holders have sole voting and dispositive power over the shares except as otherwise noted in the footnotes below. Amounts shown for officers include shares of restricted stock and shares held indirectly through Janus's ESOP (over which the person named has no investment power): Mr. Batejan holds 57,381 restricted shares and 307 ESOP shares; Mr. Koepfgen holds 216,295 restricted shares and 307 ESOP shares; Ms. McPeek holds 115,023 restricted shares and 725 ESOP shares; and Mr. Weil holds 373,902 restricted shares and 758 ESOP shares.

As of February 26, 2016 or 60 days thereafter, Mr. Weil and Mr. Koepfgen have the right to acquire 468,750 and 185,606 shares, respectively, upon the exercise of stock options.

(2)
Information regarding beneficial ownership of the shares by Dai-ichi Life is included herein based on a Form 4 filed with the SEC on January 28, 2015, relating to such shares beneficially owned as of January 28, 2015. The address of Dai-ichi Life is 13-1, Yurakucho 1-Chome, Chiyoda-ku, Tokyo, 100-8411 Japan.

(3)
Information regarding beneficial ownership of the shares by BlackRock, Inc. ("BlackRock") is based on a Schedule 13G filed with the SEC on January 22, 2016, relating to such shares beneficially owned as of December 31, 2015. Such report provides that BlackRock is beneficial owner of and has sole dispositive power with respect to all shares and sole voting power with respect to 12,249,409 shares. BlackRock's address is 55 East 52nd Street, New York, NY 10055.

(4)
Information regarding beneficial ownership of the shares by The Vanguard Group Inc. ("Vanguard") is based on a Schedule 13G filed with the SEC on February 10, 2016, relating to such shares beneficially owned as of December 31, 2015. Such report provides that Vanguard is the beneficial owner of 10,290,180 shares, and has sole dispositive power with respect to 10,093,448 shares and sole voting power with respect to 197,832 shares. Vanguard's address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
Includes restricted stock units held by certain directors. Such restricted stock units do not have any voting rights, are entitled to dividend equivalents, and will be paid in shares of Company common stock upon voluntary termination of service as a director, all in accordance with the Director Deferred Fee Plan and the Company's long-term incentive ("LTI") stock plans. The restricted stock units represented in the amounts shown are as follows: Mr. Armour – 31,121 units, Mr. Cox – 99,399 units, Mr. Diermeier – 15,338 units, Mr. Flood – 0 units, Mr. Fredericks – 61,645 units, Ms. Gatzek – 87,465 units, Mr. Kochard – 65,753 units, Mr. Pinkston – 0 units, Mr. Schafer – 22,095 units, and Ms. Williamson – 0 units.

Executive Officers of the Company

The following are the executive officers of the Company as of the date of this Proxy Statement. All executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The executive officers shown below are considered our "named executive officers" ("NEOs") for purposes of this Proxy Statement.

Name	Age	Position

Richard M. Weil	52	CEO and member of the Board of Directors

Bruce L. Koepfgen	63	President

Jennifer J. McPeek	46	Executive Vice President and CFO

Augustus Cheh	48	President of Janus International

George S. Batejan	62	Executive Vice President and Global Head of Technology and Operations

Richard M. Weil's biographical information is included under "Information about Director Nominees" on page 10.

Bruce L. Koepfgen joined Janus in May 2011 as Executive Vice President. In July 2011, Mr. Koepfgen was named CFO of Janus, and in August 2013, he was named President of Janus. He also serves as President and Chief Executive Officer of the Janus Investment Fund and Janus

Aspen Series Trusts (appointed in July 2014), and the recently established Detroit Street Trust and Clayton Street Trust (appointed to both in February 2016). Mr. Koepfgen is a member of the Janus executive committee, INTECH's board of directors, and Perkins's board of managers, and works with senior leaders to advance the interests of Janus's clients, shareholders, and employees. Prior to joining Janus, Mr. Koepfgen was Co-CEO of Allianz Global Investors Management Partners and CEO of Oppenheimer Capital from 2003 to 2009. From August 2010 through October 2011, Mr. Koepfgen was a director of the Mortgage Guaranty Insurance Corporation, and was a director of Thermo Fisher Scientific from May 2005 through September 2008. Mr. Koepfgen was previously a managing director of Salomon Brothers Inc. where he held various positions from 1976 to 1999, and he was president and principal of Koepfgen Company LLC, a management consulting organization, from 1999 to 2003.

Jennifer McPeek is Executive Vice President and Chief Financial Officer of Janus. Ms. McPeek was appointed CFO of Janus in August 2013 and was appointed as Executive Vice President in January 2014. Prior to taking over as CFO, Ms. McPeek was Senior Vice President of Corporate Finance and Treasurer overseeing the Financial Planning, Investor Relations, Treasury, and Corporate Development functions. In Ms. McPeek's current role, she serves as a member of the Janus executive committee and oversees Janus's finance, corporate accounting, and tax departments. Prior to joining Janus in 2009, Ms. McPeek was senior vice president of strategic planning at ING Investment Management – Americas Region from 2005 to 2009. Ms. McPeek was previously an Associate Principal at McKinsey and Company in their corporate strategy and finance practice from 1995 to 2001, and previously worked in the investment banking industry for Bank of Boston and Goldman, Sachs & Company from 1991 to 1995. Ms. McPeek holds the Chartered Financial Analyst designation.

Augustus Cheh joined Janus in March 2011 as President of Janus International (a division of Janus), and oversees Janus's non-U.S. businesses in Europe, Asia Pacific, and Latin America. Mr. Cheh is also Executive Vice President of Janus Capital Management LLC and a member of the Janus executive committee. Prior to joining Janus, Mr. Cheh was at AllianceBernstein from 2003 to 2011. He was serving as CEO of Asia ex-Japan when he left in 2011, with oversight responsibility for the institutional, retail, and Bernstein sell-side businesses for the Asia region. Mr. Cheh was the global director of investments at PricewaterhouseCoopers from 2000 to 2003. From 1994 to 2000, Mr. Cheh was at J.P. Morgan Investment Management where he started as a senior quantitative research analyst. Later on, he was a trader of U.S. government and money market securities, and subsequently, he was a fixed income portfolio manager where he managed short-duration and intermediate-duration strategies and other fixed income portfolios. He was also portfolio manager of the JP Morgan U.S. Short Duration Bond Fund. Before joining J.P. Morgan Investment Management, Mr. Cheh was a management and actuarial consultant at Towers Perrin from 1991 to 1994.

George S. Batejan joined Janus in October 2010 as Senior Vice President and Global Head of Technology and Operations. In January 2012, his title became Executive Vice President and Global Head of Technology and Operations. Mr. Batejan retired from Janus on March 1, 2016. Prior to his retirement he was a member of the Janus executive committee and INTECH's board of directors. Prior to joining Janus, Mr. Batejan was senior vice president and chief information officer at Evergreen Investments, Inc. from June 2003 to October 2009. He has more than 30 years of global technology and operations experience in the financial services industry, including serving as executive vice president and chief information officer for Oppenheimer Funds, Inc., senior vice president of American International Underwriters (a division of AIG) with global responsibility for Operations and Technology, and was at The Chase Manhattan Bank, N.A. for 18 years where he served in positions ranging from vice president and division executive for the Americas' Service Delivery Group, Private Banking, to vice president and Chief Information Systems Officer, Asia.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") provides shareholders with a detailed description of the Company's executive compensation philosophy, programs, and process, explains the compensation decisions the Compensation Committee (defined as the "Committee" for purposes of this CD&A) has made under those programs, and describes the factors considered in making those decisions.

Letter to Shareholders

Dear Janus Shareholders,

Janus has spent the last few years executing a multi-year strategic plan that focuses on investment performance, client service, financial strength, and Intelligent Diversification initiatives which are described in more detail throughout this CD&A, and in particular beginning on page 38. In 2015, the Company's focus was on executing the strategy that it had begun implementing in previous years. We are encouraged by the progress made in 2015 and recognize that we still have room to improve. Among the successes we saw in 2015 were:

  •
  Total Company net flows for the year of $(2.6) billion improved meaningfully, compared to $(4.9) billion in 2014, and $(19.7) billion in 2013, as a result of a significant improvement in our fundamental equity net flows.

  •
  Firm-wide investment performance in 2015 remained strong compared to 2014. 84% of complex-wide assets were ranked in the top two Morningstar quartiles relative to peers on a one-year basis, compared to 57% of assets at the end of 2014, and 74% of complex-wide assets were ranked in the top two Morningstar quartiles relative to peers on a three-year basis, compared to 82% of assets at the end of 2014.

  •
  In our Janus equity business, we established more rigorous investment policy statements, portfolio construction techniques, risk analysis, and performance attribution, which we believe will contribute to better future equity performance and an increased likelihood of more predictable results in the future.

  •
  Our non-U.S. business continued its growth trend, posting $7 billion of net inflows, which equates to a 20% annualized growth rate, the strongest year of organic growth of this business in the firm's history.

  •
  We further strengthened our distribution presence in the U.S. Intermediary channel with market share gains in our Janus equity and fixed income businesses.

  •
  The Company's fixed income business continued to show strong growth, posting its seventh consecutive year of positive net flows, with 9% organic growth, which meaningfully outpaced the industry.

  •
  We acquired a 51% interest in Kapstream Capital Pty Limited ("Kapstream") in July to complement our global macro fixed income business. During 2015, Kapstream was fully consolidated into the Company and contributed $0.4 billion in net flows to the business.

  •
  We successfully integrated the VelocityShares team following the acquisition of the firm in 2014 for the purpose of building the Company's exchange traded products ("ETPs") business. Average assets in the ETP platform have increased more than 75% since the acquisition.

  •
  Despite a volatile market environment, operating income increased by 11% year-over-year, largely as a result of an increase in revenue, driven by higher average assets under management ("AUM") and an improvement in negative mutual fund performance fees.

This progress continues to be recognized in the marketplace. Market conditions for the asset management industry as a whole were challenging, demonstrated by an average one-year total shareholder return ("TSR") of (20%) for the asset managers in our Public Company Peer Group described on page 51. Janus saw a one-year TSR of (11)%, placing us in the top quartile of our Public Company Peer Group. Additionally, Janus's annualized three-year TSR of 21% was also in the top quartile of the Public Company Peer Group versus the average annualized three-year TSR for peers of 10%.

2015 Executive Compensation

The Committee continued to utilize the scorecard approach we implemented in 2013, described in detail beginning on page 33, to drive our CEO compensation decisions. We believe this scorecard approach appropriately aligns CEO compensation with Company performance. Despite achieving an 86% shareholder approval for our executive compensation program in 2015, the Committee continues to evaluate the structure of the CEO's and other NEOs' compensation, particularly the elements of their variable compensation, and assess these elements against feedback from our stakeholders to ensure our pay practices appropriately align the interests of Janus executives, shareholders, and clients, help attract and retain top-performing executives, and reward executives for achieving investment, financial, and strategic objectives, while mitigating risks that may be harmful to Janus, its shareholders, and clients.

The Committee, aided by the Compensation Consultants, made two modifications to the 2015 CEO variable compensation structure: (i) transitioned to a relative TSR performance metric for Mr. Weil's Performance Share Units ("PSUs"), and (ii) shifted the mix of cash and equity Mr. Weil received to an equal split between the two. Both of these changes are described in more detail beginning on page 41. In making these decisions, the Committee considered feedback from our shareholders, competitive benchmarking information provided by the Compensation Consultants, current CEO stock ownership, and comments made by the proxy advisor firms ISS and GlassLewis in their most recent reports.

We are encouraged that in 2015 we made continued progress strengthening our investment performance, improving net flows, and further diversifying our business. However, we recognize there is still more work to be done in order to get to where we would like to be as an organization. After several years of strategic execution, we are gaining traction and seeing momentum across a number of different areas of our business. Our investment teams are delivering strong results for our clients. Our distribution efforts are increasing in strength, and we are seeing opportunities to gain market share in various channels and geographies around the globe. The recent strategic acquisitions of VelocityShares and Kapstream are helping to diversify our revenue stream and strengthen our business. Lastly, our balance sheet is stronger than it has been in over a decade, which positions us to withstand market challenges better than at any time in the recent past. As a firm, our most important challenge will be to continue to efficiently execute our strategy and effectively manage through periods of market volatility in order to deliver more consistent results for clients, shareholders, and employees.

Timothy K. Armour
Chairman of the Compensation Committee

Analysis of Pay for Performance

This section describes (i) how the CEO's 2015 compensation is tied to the Company's performance and (ii) the process by which the Committee determined the CEO's 2015 compensation.

  Tying CEO Compensation to Company Performance

As an asset management company, Janus must deliver strong and consistent long-term investment results for its clients. By executing a strategy that focuses on investment performance, client service, financial strength, and Intelligent Diversification, the Company's business model will continue to meet the evolving needs of its clients. Successfully executing these initiatives will better enable the Company to deliver more consistent financial and investment results for shareholders and clients over the long-term.

The Committee believes that executives should be appropriately rewarded for successfully executing the Company's long-term business strategy, while optimizing current year operating results. Many of the necessary building blocks have been put in place to strengthen the organization, and the Company is beginning to see results in many of the elements of its strategic plan; however, the job is not complete. The Committee and the Board recognize that in periods of restructuring and diversification, executing a strategic vision to build a stronger, more diverse, and stable Company takes several years to fully execute and to realize results from these efforts. Accordingly, the Committee believes that executive compensation decisions, and in particular, the CEO compensation decisions, should give reasonable weight to the achievement of strategic business goals as Janus continues through the current transition period. To do otherwise would undermine motivation of key executive talent during a critical time in the Company's evolution.

  2015 CEO Compensation Structure

The CEO's compensation structure is based upon the same factors used by the Company to evaluate its business. This structure aligns CEO compensation with factors that the Committee believes drive long-term value for shareholders and clients. As illustrated in the table below and consistent with the process implemented for prior years, the Committee utilized a scorecard for 2015 in which 30% of the CEO's variable compensation was based on delivering investment excellence for clients, 30% was based on driving financial results for Janus shareholders, and the final 40%

was based on executing the strategy, including various Intelligent Diversification initiatives, which should generate better long-term results for clients and shareholders.

Weighting	Objectives	Performance Factors

30%	Deliver investment excellence for clients	• 1-, 3- and 5-year investment performance

30%	Drive financial results for shareholders	• Total company net flows • Operating income and margin growth • Maintain a strong balance sheet and continue returning capital to shareholders

40%	Drive strategic results for long-term success for clients and shareholders	• Deliver on client promises • Execute Intelligent Diversification initiatives • Ensure operational excellence

For 2015, 60% of the CEO's variable compensation was dependent upon delivering investment excellence for clients and driving financial results for shareholders. This weighting balances client and shareholder expectations and aligns most of the CEO's variable compensation with results that drive value for each of these important stakeholders. The Committee determined it was appropriate to tie the remaining 40% of variable compensation to the execution of the Company's overall business strategy, including our ongoing commitment to client service, delivering operational excellence, and executing the various Intelligent Diversification initiatives focused on diversifying product offerings, distribution capabilities, and geographic presence.

This scorecard approach imposes reasonable boundaries around the amount of discretion that the Committee can exercise when determining the CEO's total variable compensation. Because the Company is still executing its multi-year business strategy, the Committee believes that using pre-defined targets for the metrics used to establish CEO variable compensation is not appropriate at this time. The Committee further believes that the scorecard approach achieves the same objective that pre-defined targets would accomplish; mainly, aligning the CEO's compensation with Company performance. The Committee intends to periodically evaluate the scorecard weightings and make appropriate modifications, particularly as the execution of the strategic vision translates into actual results, to ensure the CEO's total compensation continues to align with Company performance.

  Compensation Committee Decisions about CEO Pay

  Setting Total Variable Compensation Target

The Committee established a total variable compensation target for Mr. Weil's 2015 compensation. In its analysis, the Committee reviewed the median variable compensation for the Company's Public Company Peer Group as provided by its Compensation Consultants. The Committee also considered the Company's revenue and total AUM as compared to the revenue and total AUM of the companies in the Public Company Peer Group, as well as relative performance against these peers. In addition, the Committee considered the complexity of the Company's business as compared to the companies in the Public Company Peer Group. The market data provided by the Committee's Compensation Consultants indicates a median CEO variable compensation amount for the Company's Public Company Peer Group of approximately $9 million. For the aforementioned reasons, the Committee adjusted this amount downwards by approximately one-third and set the CEO's variable compensation target at $5.6 million. The Committee recognizes that the complexity of Janus's business has significantly increased recently, and in the future the Committee expects that it will re-evaluate the appropriateness of the one-third downward adjustment to the CEO's variable compensation target. See "Compensation Decision-Making Process – Peer Groups" on page 50 for more detail.

  Evaluating CEO and Business Performance

Having established the total variable compensation target amount for Mr. Weil, the Committee completed a rigorous assessment of Mr. Weil's performance relative to specific 2015 investment, financial, and strategic objectives mentioned in the table above and described in more detail below. As previously mentioned, the Committee assigned a weighting to each of the three categories of objectives to identify for shareholders how their relative importance relates to the Company's overall success, and, therefore, to shareholder value. The Committee then rated Mr. Weil's performance against each of these factors to determine an overall performance rating.

The Committee's evaluation of the CEO's performance involved: (i) completing an assessment of the CEO's overall performance versus each objective; (ii) using the following table to identify a ratings range for each set of objectives; and (iii) determining an overall performance ratings range in consideration of actual performance and the assigned weights.

Rating	Ranges of the Committee's Evaluation of Performance

0.0 to 0.5	Significant decline in absolute performance year-over-year Bottom quartile performance relative to the applicable peer group or Morningstar ratings

0.5 to 1.0	Slight decline to flat in absolute performance year-over-year Slightly below median performance relative to the applicable peer group or Morningstar ratings

1.0 to 1.5	Slight to moderate increase in absolute performance year-over-year Slightly above median performance relative to the applicable peer group or Morningstar ratings

1.5 to 2.0	Significant increase in absolute performance year-over-year First or high second quartile performance relative to the applicable peer group or Morningstar ratings

The Committee's determination of a ratings range for each of the weighted objectives was determined by reviewing:

  •
  The Company's year-over-year absolute results for each measure;

  •
  The Company's relative performance for each measure compared with the Company's Public Company Peer Group (excluding Ameriprise Financial, Inc. and Waddell & Reed Financial, Inc., which have a business mix that differs from Janus's and therefore are less relevant for comparison purposes); and

  •
  Primarily with respect to the strategic results objectives, other factors that the Committee deemed important in evaluating the CEO's performance, including progress in executing the

    Company's multi-year strategic initiatives, financial market conditions, and the impact of performance fees on the Company's revenues.

Below are the highlights of the results from each area of evaluation (Investment Excellence, Financial Results, and Strategic Results) that the Committee took into account when determining the CEO's compensation for 2015.

  Investment Excellence

Weight	Objective	Performance Factors

30%	Deliver investment excellence for clients	• 1-, 3- and 5-year investment performance

  Fundamental Equity: As of December 31, 2015, 84%, 70%, and 62% of mutual fund assets were performing in the top half of their Morningstar categories on a one-, three-, and five-year basis, respectively, compared to 66%, 81%, and 48% of mutual fund assets at the end of 2014.

  Fixed Income: As of December 31, 2015, 82%, 100%, and 82% of mutual fund assets were performing in the top half of their Morningstar categories on a one-, three-, and five-year basis, respectively, compared to 2%, 85%, and 80% of mutual fund assets at the end of 2014.

  Mathematical Equity: As of December 31, 2015, 74%, 53%, and 67% of relative return strategies were outperforming their benchmarks, net of fees, on a one-, three-, and five-year basis, compared to 15%, 54%, and 75% of relative return strategies at the end of 2014.

The Committee's Evaluation of Investment Excellence: Based on (i) sustained improvement in the investment performance of the Company's fundamental equity strategies; (ii) strong short- and long-term investment performance of the Company's fixed income strategies; and (iii) solid long-term track records of the mathematical equity strategies, the Committee assigned a rating of 1.0 to 1.5 to the objective of "Investment Excellence" in 2015. This represents an improvement over the prior year rating of 0.5 to 1.0.

  Financial Results

Weight	Objective	Performance Factors

30%	Drive financial results for shareholders	• Total company net flows • Operating income and margin growth • Maintain a strong balance sheet and continue returning capital to shareholders

The Company's 2015 business performance and financial results reflect the positive impact of improved fundamental equity investment performance and the continued growth of the fixed income business. The improvement in the fundamental equity investment performance has positively impacted the business in two ways. First, it has led to an 80% year-over-year improvement in fundamental equity net flows. In 2015, the fundamental equity business experienced net outflows of $1.5 billion compared to net outflows of $7.6 billion in 2014. Second, improved investment performance drove a reduction in negative performance fees, which has positively impacted revenue and profitability. In 2015, mutual fund performance fee revenue was $(29) million compared to $(60) million in 2014.

Total Company Net Flows: Total company long-term net flows in 2015 of $(2.6) billion compared to $(4.9) billion in 2014, and $(19.7) billion in 2013. The improvement in 2015 net flows was driven by a 34% increase year-over-year in gross sales in the fundamental equity business, as well as $3.3 billion of net inflows in the fixed income business.

Operating Income and Margin: Operating income of $322 million in 2015 was up 11% compared to 2014, resulting in an operating margin of 30% for 2015 compared to 30% in 2014. The Company continues to balance its focus on financial discipline with the need to invest in future growth in order to best position the firm for the long-term. In 2015, the Company was able to continue to invest in long-term strategic initiatives while holding operating margins flat year-over-year (see "– Strategic Results" below).

Balance Sheet and Returning Cash to Shareholders: During 2015, management continued to focus on strengthening the balance sheet by reducing the Company's total debt outstanding, while returning a significant portion of annual cash flow from operations to shareholders. During the year, the Company refinanced its remaining senior notes, redeeming its $345 million 6.70% 2017 senior notes and issuing $300 million of 4.875% 2025 senior notes, reducing the firm's total debt outstanding by approximately $45 million and lowering the annual interest expense by more than $8 million, which led to an upgrade in the firm's credit rating by Standard & Poor's. Additionally, over the course of 2015, the Company returned $157 million to shareholders in the form of share repurchases and regular dividends, which was equivalent to 57% of annual cash flow from operations.

The Committee's Evaluation of Financial Results: Based on the significant improvement in total company net flows year-over-year, operating margins which were flat year-over-year given the additional investments in the company, a strong balance sheet, and the continued return of capital to shareholders, the Committee assigned a rating of 1.0 to 1.5 to the objective of "Financial Results" in 2015. In the prior year, the Committee assigned a similar rating of 1.0 to 1.5 to this objective.

  Strategic Results

Weight	Objective	Performance Factors

40%	Drive strategic results for long-term success for clients and shareholders	• Deliver on client promises • Execute Intelligent Diversification initiatives • Ensure operational excellence

In 2010, the Company established a multi-year strategic plan that focuses on investment performance, client service, financial strength, and Intelligent Diversification. The strategic results section of the scorecard focuses on the progress achieved in executing the Intelligent Diversification initiatives and on other key strategic priorities during the year.

The primary goal of Intelligent Diversification is to moderate volatility in the Company's business results in order to create a business model which lays a foundation for strong, stable, and growing relationships throughout business and investment cycles, and delivers more consistent results. Intelligent Diversification includes several growth initiatives, including growing the fixed income business by maximizing the opportunities for the fundamental and global macro strategies, expanding our non-U.S. distribution capabilities, strengthening our U.S. Intermediary distribution capabilities, and further advancing our diversification through organic and potentially inorganic research, development, and investment.

Grow Fixed Income Business: The fixed income franchise finished 2015 with approximately $44 billion of AUM, posting its seventh consecutive year of positive net flows and growing at an organic growth rate of 9% in 2015. In July, the Company also acquired Kapstream to complement its global macro fixed income business. During 2015, Kapstream was fully consolidated into the Company and contributed $0.4 billion in net flows to the business.

Expand Non-U.S. Distribution Capabilities: AUM reached $42.4 billion as of December 31, 2015. AUM in the non-U.S. business has grown at a compound annual growth rate ("CAGR") of 33% over the last four years. The non-U.S. business ended 2015 with approximately $17 billion in gross sales and $7 billion in net flows, representing an organic growth rate of 20%, the strongest year of flows in the firm's history for this channel of business. The strategic alliance with Dai-ichi Life, including its 50%-owned affiliate, DIAM Co., Ltd., continues to assist with ongoing growth in Japan.

Continue to Strengthen U.S. Intermediary Distribution Capabilities: During 2015, the Company's U.S. intermediary channel achieved an organic growth rate of 1.2% in its Janus equity mutual funds, compared to an organic loss of 2.6% for active equity strategies across the mutual fund industry, and an organic growth rate of 1.0% in its fixed income mutual funds, compared to an organic loss of 1.6% for active fixed income strategies across the mutual fund industry (industry data source is Strategic Insight: Simfund Database and reflects all flows into active U.S. domestic mutual funds).

Product Development: During 2015, the Company continued to focus on the organic and inorganic development and launch of products to supplement our diversified platforms. In June 2015, the Company launched its Adaptive Global Allocation Fund developed by Myron Scholes, Ph.D. and Ashwin Alankar, Ph.D. Additionally, since the acquisition of VelocityShares more than one year ago, average ETP assets have increased by more than 75%, driven primarily by the exchange-traded notes business, helping further diversify our revenue stream, which is beneficial in periods of volatility. In November, the Company announced it had filed a registration statement with the SEC for two recently launched exchange traded funds ("ETFs"). Lastly, over the last several years, INTECH has been developing a number of absolute volatility strategies, and in the face of volatile markets in 2015 it was encouraging that 100% of these strategies were beating their benchmarks over one- and three-year time periods, net of fees, at the end of 2015.

The Committee's Evaluation of Strategic Results: Based on the continued year-over-year progress, including the growth of the fixed income business, expansion of the non-U.S. distribution capabilities, the acquisition of a majority interest in Kapstream, the successful integration of VelocityShares, and ongoing product development efforts, the Committee assigned a rating of 1.0 to 1.5 to the objective of "Strategic Results" in 2015. This represents a slight decline from the prior year rating of 1.5 to 2.0.

Overall Performance Rating: Based on the investment performance, financial results, and the progress executing the Company's strategic initiatives described above, the Committee established the cumulative "Overall Performance Rating" rating at 1.0 to 1.5 for 2015, which is consistent with the rating the Committee established in 2014.

Summary of the Committee's
Evaluation of CEO Compensation:

Actual Total Compensation

The CEO's actual total compensation for 2015 was $8.36 million, consisting of a base salary of $0.575 million and total variable compensation of $7.78 million. As shown in the chart on the right, the CEO's variable compensation represented approximately 94% of his total direct compensation in 2015.

The Committee believes that the scorecard approach continues to align CEO compensation with results. In 2015, investment performance improved and financial results remained strong while additional and targeted investments in the Company were made to ensure ongoing progress with regard to the strategic plan. The 5% year-over-year increase in CEO total compensation is aligned with the Company's absolute and relative performance and remains situated under the median total compensation amount when compared to the Company's Public Company Peer Group.

CEO Pay Mix 2015

The bottom left chart illustrates the correlation between the CEO's actual total compensation and the Company's operating income over the past three years. The bottom right chart illustrates how the

CEO's actual total compensation compares to total actual compensation of CEOs at the Company's Public Company Peer Group.

Operating Income and Janus CEO Total Compensation $ in millions	Janus CEO Total Compensation Relative to Public Company Peers (1) $ in millions

(1) Compares 2015 CEO total compensation to CEO total compensation for the Company's Public Company Peer Group. Peer compensation reflects data provided by McLagan. Total compensation included is the sum of salary, annual cash incentives and long-term incentives. See "Compensation Decision-Making Process – Peer Groups" beginning on page 50 for the companies included in the peer group.

  Actual Total Variable Compensation

The CEO's actual total variable compensation award was determined by multiplying the $5.6 million target total variable compensation amount by the Committee-determined Overall Performance Rating. The CEO's total variable compensation was awarded 50% as a cash bonus and 50% in LTI awards. The value of the CEO's LTI awards were granted as follows: (i) 50% in the form of a restricted stock award that will vest in four equal and consecutive annual installments, with the first installment vesting one year after the date of grant; and (ii) 50% in the form of a PSU award that may or may not vest, in whole or in part, three years after the date of grant, depending on Janus's three-year total shareholder return relative to the Company's Public Company Peer Group ("3-Year TSR") at the end of the performance period. The PSUs have a one-year holding period following vesting, and dividends are not paid on unvested PSUs.

  Performance Stock Units (PSUs)

The performance criteria for Mr. Weil's PSUs were established by the Committee prior to the beginning of the three-year performance period (2016-2018). The Committee, in partnership with the Compensation Consultants, evaluated and considered numerous performance measures for the CEO's PSUs. Following a review of comments from proxy advisors, feedback from shareholders, and current practices of the Company's Public Company Peer Group, the Committee decided to replace the previous PSU performance measure (3-Year Operating Income Margin) with a new PSU performance measure (3-Year TSR) for the 2015 grant. Total shareholder return ensures that vesting of these PSUs is driven by results that create value for our shareholders. Additionally, this change eliminates the overlapping use of operating income margin in both the short- and long-term incentive plans. Operating income margin is a relevant measure of Company success and will remain a Performance Factor in the scorecard approach used to determine the CEOs variable compensation on an annual basis.

The PSUs vest based on Janus's 3-Year TSR percentile ranking relative to peers at the end of the three-year period (December 31, 2018). The potential payout ranges from zero to 200% of the number of units initially granted; the target payout of 100% is earned at approximately the 50th percentile (a ranking of 6th out of 12 companies). No payout is earned below a 10th percentile ranking and the maximum payout requires positive absolute return and a 90th percentile ranking among the peer group. Importantly, even if the Company's 3-Year TSR on a relative basis is above the peer group median, if the Company's 3-Year TSR on an absolute basis is negative, a payout cannot exceed 100% of the number of units initially granted.

The Committee will use the Company's Public Company Peer Group to determine the relative percentile ranking used for the purpose of vesting these PSUs. This is the same peer group that the the Committee uses to benchmark executive compensation programs and practices and the compensation levels of our named executive officers.

  Base Salary

Since joining Janus in 2010, Mr. Weil's base salary has only been adjusted once, from $500,000 to $575,000 at the beginning of 2015. The Committee continues to believe that Mr. Weil should be compensated almost exclusively through variable compensation and determined not to issue an increase in Mr. Weil's base salary for 2016.

Other NEO Compensation

This section describes how each of the other NEO's compensation is tied to performance for 2015. When determining the amount of compensation paid to the other NEOs, as described below, the Committee considered, among other factors, the following:

  •
  Alignment between individual compensation and the objectives of the Company's compensation programs, which are aligned with Company profits;

  •
  Individual performance and contributions to investment, financial, and strategic goals, such as those listed in the "Analysis of Pay for Performance" section beginning on page 33;

  •
  The Committee's evaluation of each of the other NEOs, and the CEO's evaluations of the other NEOs;

  •
  Alignment of pay to performance (i.e., median pay for median performance);

  •
  Market compensation levels and structures for similarly situated executives that reflect the scope and characteristics of Janus operations and each of the other NEOs' individual responsibilities;

  •
  The results of recent say-on-pay votes and related discussions with shareholders;

  •
  Individual expertise, skills, knowledge, and tenure in position; and

  •
  The continued evolution of the Company's compensation programs and the related recommendations of the Committee's Compensation Consultants.

Ultimately, it is the Committee's judgment of these factors, along with competitive data, that form the basis for determining the other NEOs' compensation.

  Other NEO Compensation Decisions

  Base Salary

Base salary represents a small proportion of our other NEOs' compensation (16% in 2015) and salary increases are rare, as the Committee believes the other NEOs should receive a significant portion of their compensation as variable compensation as it better correlates to Company performance. As such, only Ms. McPeek received a $100,000 base salary increase for 2015 to better align her compensation with market compensation levels and recognize her individual expertise and contribution as CFO. The Committee determined that no salary increases were warranted for any NEO for 2016.

        Variable Compensation

The Committee emphasizes variable compensation as the primary element of the other NEOs' compensation program. As illustrated in the accompanying chart, in 2015, 84% of the other NEOs' total direct compensation was variable compensation and not guaranteed, including 34% in the form of LTI awards.

Other NEO Pay Mix 2015

  Tying Other NEO Compensation to Performance

Variable compensation awards paid to the other NEOs differed significantly in 2015 based on their contributions toward Company-wide investment performance, financial results, and strategic priorities, as well as their performance compared to individual objectives. These awards are determined following an assessment of each of the other NEOs:

  •
  Contribution toward Company performance against the scorecard objectives:

  o
  deliver investment excellence for clients,

  o
  drive financial results for shareholders, and

  o
  drive strategic results for long-term success.

  •
  Performance compared to individual objectives which reflect the unique responsibilities and opportunities of each role.

Based upon each of the other NEOs' individual performance and contributions to the Company's objectives, 2015 variable compensation awards for the NEOs are in alignment with the Company's strong results this year. Compared to 2014, variable compensation awards ranged from down 8% to up 20%, as illustrated in the table below.

The compensation shown in the table above differs from the amounts shown in the "Summary Compensation Table" on page 57 because this table shows variable compensation associated with 2015 performance that was determined and paid to the other NEOs in 2016 (the LTI portion of the variable compensation shown above will be reflected, as applicable, in our summary compensation table in our 2017 proxy statement in accordance with SEC rules).

While there is no specific weighting, nor is there a requirement that individual contributions be measured across scorecard objectives, each of the other NEOs made meaningful contributions toward the following Company objectives described in the scorecard approach used to assess the

CEO's performance, which were considered by the Committee in establishing variable compensation awards for 2015:

  Bruce L. Koepfgen, President

            Deliver Investment Excellence

  •
  In his role as President and Chief Executive Officer of the Janus Investment Fund, Janus Aspen Series, and the recently established Detroit Street and Clayton Street Trusts, Mr. Koepfgen has developed a strong and productive relationship with the Board of Trustees which allows the Company to appropriately balance fundholder and shareholder interests. His partnership with Perkins in 2015 helped to stabilize the team and redirect focus toward improving investment performance.

            Drive Financial Results

  •
  Mr. Koepfgen's leadership contributed to market share gains in the U.S. Intermediary channel. 2015 organic growth for the Janus equity and fixed income mutual funds, in this channel, was 1.2% and 1.0%, respectively, compared to organic loss of 2.6% and 1.6% for the industry, respectively (industry data source is Strategic Insight: Simfund Database and reflects all flows into active U.S. domestic mutual funds). The Company achieved a 34% increase year-over-year in gross sales in the fundamental equity business, as well as $3.3 billion of net inflows in the fixed income business demonstrating the growing strength of the global sales force. In addition, he was instrumental in completing the build-out of the U.S. Institutional distribution team.

            Drive Strategic Results

  •
  During 2015, Mr. Koepfgen provided oversight and direction during a re-organization of the marketing and product functions which improved the working relationships across the Company's distribution channels, and ultimately the ability to deliver on client promises. He has been critical to the integration of VelocityShares and the continued development of the ETP business, as well as the acquisition of a 51% interest in Kapstream and the launch of several new products, including two ETF products which will draw on the expertise of our fundamental small- and mid-cap management team.

  Jennifer J. McPeek, Executive Vice President and CFO

            Drive Financial Results

  •
  A focus on fiscal discipline, led by Ms. McPeek, allowed the Company to invest in long-term strategic initiatives while keeping operating margins at 30% and the Company's compensation-to-revenue ratio below 40%. This was accomplished by managing investment growth such that revenue per employee continued to increase even though the Company added headcount. 2015 revenue per employee increased by 3.2% versus the prior year.

  •
  Under her leadership, the Company's operating income of $322 million in 2015 was up 11% compared to 2014, and one-year TSR for the Company of (11)% was in the top quartile compared to the Public Company Peer Group. Cash profitability on assets improved substantially, cash flow from operations per AUM went from 12 basis points in 2014 to 14 basis points in 2015.

  •
  In 2015, Ms. McPeek led efforts to further strengthen the balance sheet by reducing the Company's total debt outstanding by approximately $45 million and reducing annual interest expense by $8 million which led to an upgrade in the firm's credit rating at Standard & Poor's. Ms. McPeek spearheaded efforts to continue returning capital to shareholders, and in 2015, a total of $157 million was returned to shareholders in the form of dividends and share repurchases.

            Drive Strategic Results

  •
  Ms. McPeek was instrumental in the acquisition of a 51% interest in Kapstream in July, which complements the global macro fixed income business. During 2015, Kapstream was fully consolidated into the Company and contributed $0.4 billion in net flows to the business.

  •
  In 2015, Ms. McPeek played a critical role in integrating VelocityShares following its acquisition in 2014. Average assets in the ETP business have increased more than 75% since the acquisition, and in November, the Company filed for two ETF products which will draw on the expertise of our fundamental small- and mid-cap management teams.

  •
  Ms. McPeek continues to drive data-based decision-making through further development and reliance upon key performance indicators for all departments, implementation of new budget tools, and improvements to the information and reporting available to shareholders.

  Augustus Cheh, President of Janus International

            Drive Financial Results

  •
  Under Mr. Cheh's leadership, AUM in the Company's non-U.S. business reached $42.4 billion as of December 31, 2015. Full-year gross sales and net flows of $17.2 billion and $6.6 billion, respectively, represent the strongest year of net flows for the non-U.S. business in the firm's history. Year-over-year net flows increased 94% and revenue increased 33%.

            Drive Strategic Results

  •
  Mr. Cheh continues to drive sustained growth in the non-U.S. business. Over the last four years under his leadership, AUM in the company's non-U.S. business has grown at a CAGR of 33%. The success of this effort was driven by the outstanding client focused sales teams and strong partnership with the Company's portfolio management teams. In 2015, net flows into the intermediary and institutional channels were both positive, as were net flows into the Company's fundamental equity, fixed income, and mathematical equity businesses.

  •
  Mr. Cheh contributed valuable insights and client perspectives during the Kapstream acquisition in July 2015. He continues to collaborate with the Kapstream leadership team, as well as partner with Dai-ichi Life, to deliver solution-based products and meet client needs outside the U.S.

  George S. Batejan, Executive Vice President and Global Head of Technology and Operations

            Drive Strategic Results

    Mr. Batejan's contributions to the Company's success in 2015 are primarily in the areas of strategic initiatives and operational excellence. His accomplishments include:

  •
  Mr. Batejan's departments support the investment and distribution teams with high quality data and tools that maximize performance. Ongoing improvements to trading platforms, including mobile Quicktrade, were successful in addressing a significant increase in trading volume and reducing manual trade entry. The Global Unconstrained Bond Fund required the introduction of more than a dozen security types this past year. Under his leadership, Mr. Batejan's teams were critical to the launch of numerous funds and share classes, as the Company continued to develop new products to meet client needs.

  •
  He continued to deliver on client promises, launching new retail and ETF websites in 2015, and his team identified a tax solution which will reduce the tax burden for existing shareholders when distributions occur.

  •
  Mr. Batejan maintains a focus on operational excellence. In 2015, the operations group experienced several issues that, although immaterial to the Company as a whole, had an impact on his overall performance evaluation. However, the Company exceeded industry standards according to a third party assessment of cyber security protocols. Additionally, enhanced features of the new retail website further reduced the risk of a cyber-security breach, and we continue to get positive feedback from large industry partners on the timely and accurate delivery of net asset value (NAV).
Elements of Executive Compensation

In addition to compensation amounts that are competitive and appropriate, the Committee intends for the compensation program to be internally fair and equitable relative to roles, responsibilities, and relationships among NEOs. Accordingly, the Committee also considers other factors in the process of determining compensation levels for each NEO, other than the CEO, including those factors described elsewhere in this CD&A.

  Compensation Program Objectives

The Committee believes that Janus provides pay for performance programs that are externally competitive and internally equitable (similar pay opportunities for similar roles and responsibilities), and that support the following compensation program objectives:

  •
  Alignment:  Align the interests of executives with those of both shareholders and clients.

  •
  Pay for Performance:  Reward performance against investment, financial, and strategic (non-financial) results over the short- and long-term.

  •
  Competitive Pay:  Attract, retain and motivate top performing executives by offering competitive total compensation opportunities.

  •
  Risk Management:  Mitigate and control excessive risk-taking that could harm the Company's business, its shareholders, or its clients.

  Principal Components of the Janus Pay for Performance Approach

  Base Salary

Janus pays base salaries to attract talented executives and to provide a fixed amount of cash compensation. Base salaries for the NEOs are individually determined by the Committee, in consultation with the Compensation Consultants, and reflect the NEOs level of responsibility, expertise, skills, knowledge, and experience. The Committee determines the base salary amounts for the upcoming fiscal year each December.

  Variable Compensation

Other than for the CEO, President, and CFO, variable compensation for all Janus employees is generally paid out of a pool of funds equal to a percentage of consolidated operating income before the deduction of incentive compensation ("pre-incentive operating income"). The overall pools from which variable compensation awards are granted are a function of the Company's performance in any given year. Based on strong financial results in 2015, there was a notable increase in the Company's variable compensation pools.

Variable compensation is awarded in the form of cash and LTI awards (consisting of a mix of PSUs, restricted stock, and mutual fund unit ("MFUs") awards in 2015). Half of the CEO's compensation is in the form of LTI awards, and the other NEOs receive a significant portion of their variable compensation in the form of LTI awards. The Committee believes LTI awards encourage alignment between the interests of the Company's executive officers and Janus shareholders because the value of the awards is directly dependent on the price of Janus stock.

  Why Variable Compensation Is Divided Between Cash and LTI

Variable compensation awards to NEOs are typically granted as a combination of cash and equity (in the form of LTI awards), with equity comprising a significant portion of the total variable compensation award. By awarding a portion of the total variable compensation award as cash, the Committee is able to provide appropriate short-term incentives for the NEOs, which is an important retention element of our overall compensation philosophy. Awarding a significant portion of the total variable compensation award as equity serves two fundamental compensation objectives: (i) LTI awards reinforce a longer-term focus that balances the short-term nature of the cash award; and (ii) when used in conjunction with the stock ownership guidelines, LTI awards ensure the NEOs acquire and maintain a meaningful stock position in the Company, which creates a strong alignment between the interests of the NEOs and the long-term interests of Janus shareholders. Stock ownership levels for each NEO are reviewed annually by the Committee and evaluated against the minimum stock ownership guidelines as described under "Ownership Guidelines" on page 53. As of February 26, 2016, Mr. Weil's equity ownership exceeded 20 times his base salary.

As set forth in the "Summary Compensation Table" on page 57, the Company issued the following types of long-term incentives for NEOs in 2015:

Title	Type of Awards	Vesting Schedule

CEO	50% Restricted Stock	4-year ratable time-based vesting (i.e., 25% each year)
	50% Performance Share Units	3-year cliff performance-based vesting, based on 3-year relative TSR

President	83% Restricted Stock	4-year ratable time-based vesting (i.e., 25% each year)
	17% Mutual Fund Unit Awards	4-year ratable time-based vesting (i.e., 25% each year)

Other NEOs	100% Restricted Stock	4-year ratable time-based vesting (i.e., 25% each year)

  Why the Committee Grants Long-Term Incentive Awards

The Committee grants LTI awards to our CEO and the other NEOs in the form of restricted stock awards ("RSA"s), PSUs and MFUs. LTI grants account for a significant portion of NEO compensation to provide alignment between executive compensation and the interests of our shareholders and fundholders. RSAs are the most common form of awards for the other NEOs. In 2015, the CEO received half of his LTI in the form of PSUs which vest based upon three-year relative TSR, and the President received a portion of his LTI in the form of MFUs, which is appropriate given his role as the President of the Janus mutual fund trusts. The Committee evaluates and determines the appropriate forms and mix of LTI awards on a periodic basis, including consideration of the market data provided by the Compensation Consultants. In keeping with its goal of providing market competitive compensation to the Company's executives, the Committee determined that RSAs would be the primary form of LTI award granted to the other NEOs in 2015.

Future Executive Compensation Structure

The Committee will continue to leverage the scorecard approach to ensure that executive compensation and Company results are properly correlated. In particular, the scorecard ensures that executive compensation is based primarily on a thorough evaluation of business results and individual contributions that drive long-term value for shareholders. The Committee will maintain on-going dialogue with shareholders and assess the components of executive compensation on an annual basis. When necessary, the Committee will make adjustments to the overall compensation structure, elements of the scorecard such as performance factors and measures, the mix of cash and equity, and specific components that make up each executive's compensation, in order to drive continued alignment between executive compensation and Company performance.

Compensation Decision-Making Process

The Committee determines the levels and type of compensation paid to the NEOs. The Committee also considers the scope of each NEOs responsibilities, skills, and talents, demonstrated leadership capabilities, compensation relative to similarly situated peers, and Company and individual performance on an absolute and relative basis. External factors, such as market compensation levels, unforeseen issues that arise during the year that may lead to a change or reprioritization of pre-established goals or objectives, and Compensation Consultant recommendations, are also taken into consideration.

  Risk Considerations

As more fully described in the "Corporate Governance – Risk Oversight" section on page 16, the Committee carefully reviews the risks and rewards associated with the Company's compensation programs.

  Peer Groups

Janus competes for top executive talent with a broad and diverse range of public and privately owned asset management firms, including firms that, from a size and complexity perspective, are smaller, larger, or similar to Janus. Recognizing this wide range of competitors and acknowledging the complexity associated with pay and performance comparisons, the Committee:

  •
  Reviews compensation practices using two primary comparator groups recommended by McLagan: (i) a Custom Peer Group of 17 companies that are considered most comparable to Janus relative to size, complexity and operating structure; and (ii) a Public Company Peer Group consisting of 12 companies that broadens the survey sample and allows shareholders to obtain important comparative information independently;

  •
  Considers the Company's size as compared to the companies in the Custom and Public Company Peer Groups based on revenue and AUM, evaluates relative performance against both peer groups, and acknowledges the Company's current strategic efforts to transition to a more globally diverse organization; and

  •
  Does not benchmark specific elements of compensation for any of the NEOs and it does not establish target percentiles for the other NEOs when determining individual compensation decisions in comparison to the Company's peers.

  Janus's Custom Peer Group

Our Custom Peer Group includes 17 companies that are most similar to Janus relative to size, business complexity, and operating structure. This group includes companies that are publicly owned, like Janus, as well as privately owned companies and asset management subsidiaries of larger companies. In 2015, the Committee reviewed the composition of the Custom Peer Group and determined that no changes were necessary.

In determining the reasonableness of the 17-company Custom Peer Group, the Committee acknowledges that: (i) no single competitor company is exactly like Janus; (ii) Janus competes with a broad range of companies for executive talent; and (iii) the Custom Peer Group provides data from publicly traded asset management companies in addition to the confidential data from private companies, which provides the Committee with a more complete view of the competitive landscape.

The Committee believes that the Custom Peer Group for 2015 provides a reasonable frame of reference for evaluating executive pay levels and practices given a combination of factors, including the competitors' size, geographic scope, operating structure, product breadth, operating complexity, channel coverage, ownership, history, and performance. The Custom Peer Group consists of the following firms:

Janus's Custom Peer Group

Affiliated Managers Group	Neuberger Berman Group

AllianceBernstein Holding L.P.	Nuveen Investments

American Century Investments	Old Mutual Asset Management

Delaware Investments	Oppenheimer Funds, Inc.

Eaton Vance Management	Putnam Investments

Jennison Associates, LLC	T. Rowe Price Associates, Inc. (1)

Lazard Asset Management LLC	Waddell & Reed, Inc.

MFS Investment Management	Western Asset Management Co.

Morgan Stanley Investment Management

(1)
Considered in the pay analysis for all other NEOs. This company was not included in the CEO pay analysis due to the incumbent's significant equity holdings which may or may not have had a distortive impact on that CEO's compensation.

  Janus's Public Company Peer Group

Our Public Company Peer Group takes into consideration companies with similar business models and represents peers with which the Company may compete for talent, but it also includes companies that are, in some cases, substantially larger than Janus on a revenue and/or AUM basis. The Public Company Peer Group provides shareholders the opportunity to make independent comparisons of the Company's relative pay and performance. The Committee believes that public asset management companies that compete with Janus for business and talent provide better pay and performance comparisons than do companies that are only similar to Janus based on the amount of revenues or assets. There are a smaller number of publicly traded global asset management companies that are similar to Janus when the following factors are taken into consideration: size, geographic scope, operating structure, product breadth, operating complexity, distribution coverage, ownership, history, and performance. The Committee acknowledges that the Public Company Peer Group includes companies that are larger than Janus, and for that and other reasons as described on page 34 under the section titled "Analysis of Pay for Performance – Compensation Committee Decisions about CEO Pay – Setting Total Variable Compensation Target," decided to adjust the CEO's 2015 variable compensation target downward by approximately one-third compared with median total variable pay data from this peer group. The Committee reviewed the composition of the Public Company Peer Group in 2015 and added one additional company (Old Mutual Asset Management), as shown in the chart below.

The Public Company Peer Group consists of the following firms:

Janus's Public Company Peer Group

Affiliated Managers Group, Inc.	Franklin Resources, Inc.

AllianceBernstein Holding L.P.	Invesco Ltd.

Ameriprise Financial, Inc.	Legg Mason, Inc.

Cohen & Steers, Inc.	Old Mutual Asset Management

Eaton Vance Corp.	T. Rowe Price Group, Inc.

Federated Investors, Inc.	Waddell & Reed Financial, Inc.

  Role of Compensation Consultants

In making compensation decisions, the Committee relies in part on advice from the Compensation Consultants who provide an objective perspective, comprehensive comparative data on the financial services industry, pay for performance approaches, and general best practices, which enhance the quality of the Committee's decisions. Please refer to "Corporate Governance – Compensation Consultants to the Compensation Committee" on page 18 for additional detail as to the Committee Consultants' activities for 2015.

  Role of Executive Officers

Management assists the Committee by providing information and recommendations on Janus's various compensation programs. At the beginning of each year, the CEO, in conjunction with Janus's Human Resources department and other key leaders within Janus, recommends to the Board and the Committee the investment, financial, and strategic objectives for the Company. During the year, management provides the Board and the Committee with periodic progress reports. At the end of each year, management presents the Committee with its evaluation of the Company's performance against those objectives. The CEO then evaluates the individual performance of each member of the senior management team and recommends levels of compensation (other than his own) to the Committee for review and approval.

Shareholder Outreach and Review of Compensation Practices

At the 2015 annual meeting of shareholders, approximately 86% of the votes cast were in favor of the advisory vote to approve executive compensation, which was in line with the 2014 approval rate of approximately 90% and a significant improvement over the approximately 61% approval rates achieved in both 2013 and 2012. The Company actively considers the results of the advisory vote to approve executive compensation each year and engages regularly with its shareholders throughout the year, which provides shareholders with an opportunity to raise issues. The Committee will continue to look for appropriate opportunities in which to engage shareholders prior to material changes to the Company's executive compensation structure.

Additional Compensation Practices and Policies

  Executive Compensation Practices

The alignment of executive pay with shareholder interests continues to be a top priority for the Committee. The executive compensation practices that we have implemented and maintained over the past several years, shown in the charts below, demonstrate that commitment.

What We Do		What We Do Not Do

✓	Variable compensation: 94% of the CEO's 2015 total compensation and 84% of the other NEOs' 2015 total compensation is variable	×	No tax gross-ups for NEOs
✓	Significant equity awards: 50% of the CEO's and 40% of the other NEOs' variable compensation consists of LTI awards	×	No hedging/pledging: short-selling and stock hedging of Janus common stock are prohibited by all employees and pledging is prohibited by directors and executives
✓	"Double trigger" change in control provisions: LTI awards provide for accelerated vesting only if the employee is terminated after a change in control	×	No "single trigger" change in control provisions in our change in control agreement, or, since December 30, 2011, our LTI awards
✓	Stock ownership guidelines: NEOs are required to hold a significant amount of Janus equity or Company-managed mutual funds	×	No "golden parachutes" or "golden coffins" for NEOs
✓	Granting procedures: Committee has adopted granting procedures for LTI awards	×	No dividends or dividend equivalents on unvested or unearned PSUs
✓	Risk management: Board and management have robust processes in place to identify and monitor risk	×	No transferability of unvested LTI awards (except in the case of death or a qualifying court order)
✓	Clawback policy: Janus may recapture LTI awards paid to an executive who is found to have engaged in financial misconduct	×	No stock option repricing, reloads or exchange without shareholder approval
✓	Thorough assessment of performance: Committee regularly reviews tally sheets for the NEOs and evaluates the CEO's performance using a scorecard approach	×	No excessive perquisites

  Ownership Guidelines

The Compensation Committee determines the minimum stock ownership guidelines for the CEO, the other NEOs, and all members of the Company's Executive Committee. Ensuring that executive officers own a meaningful number of shares in the Company more closely aligns their economic interests with our shareholders.

  •
  The CEO is required to hold Janus equity or mutual fund holdings equal to at least 20 times his annual base salary. The CEO currently holds shares worth substantially more than the required 20 times his annual base salary.

  •
  All other members of the Executive Committee are required to hold Janus equity or mutual fund holdings equal to at least four times his or her annual salary within seven years of becoming subject to the ownership requirement.

As of February 26, 2016, all NEOs and Executive Committee members are either meeting the guidelines, or on track to fulfill guidelines by the required deadline.

  Severance Guidelines

The Company generally believes that reasonable severance benefits should be provided to employees without individual performance issues whose employment is terminated due to role elimination. Fair and reasonable severance benefits provide some support to terminated employees as they seek new employment. Severance benefits also provide Janus an opportunity to obtain a release of legal claims and enforce additional restrictive covenants (such as non-solicitation clauses), which help protect the business. A description of the severance benefits available to each NEO is outlined in the "Executive Compensation – Termination and Change in Control Arrangements with Named Executive Officers" section beginning on page 66.

  Change in Control

Change in control severance benefits for certain executives are generally intended to mitigate the potential conflict of interest that may arise in a change in control transaction and therefore align the interests of those executives with the interests of Janus shareholders. Relative to the overall value of Janus, these potential change in control benefits are reasonable and consistent with the general practice among the Company's peers. These benefits are based on a "double trigger" approach and only arise if there is a material negative change to employment arising from, or within two years after, a change in control of Janus. The change in control benefits does not include any tax gross-up rights and the executives are personally responsible for the payment of any excise tax. The change in control severance rights of the NEOs, if any, are outlined in the "Executive Compensation – Termination and Change in Control Arrangements with Named Executive Officers" section beginning on page 66. In addition, all LTI awards are subject to accelerated vesting only if (i) there is a change in control of Janus, and (ii) the executive's employment is terminated either by the Company without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment) within two years after a change in control of Janus.

  Clawback Policy

LTI awards granted to members of the Company's senior management team are subject to recovery or "clawback" in the event that there is a material misstatement in the financial statements and such misstatement is found to be the result of such senior executive's active participation in, knowing concealment of, or knowing failure to identify, such misstatement. Any LTI award granted to the applicable senior executive in the three years prior to the misstatement is subject to recovery by Janus (e.g., by forfeiture of unvested awards or repayment of vested awards). This policy supports the Company's commitment to the accuracy of Janus's financial statements and discourages excessive risk-taking.

  Anti-Hedging and Anti-Pledging Policies

The Company prohibits transactions in Janus stock that are speculative in nature by its employees, executives, and directors. Speculative trading includes the use of financial instruments such as exchange funds, prepaid variable forward contracts, equity swaps, covered calls, collars, and other derivative instruments that could be viewed as severing the alignment with Janus's shareholders' interests. In addition, short sales and "selling against the box" of all Janus equity securities are prohibited. Directors and executives are also prohibited from pledging Janus shares. These policies support the Company's commitment to maintain the alignment of the interests of employees with the long-term interests of Janus shareholders.

  Grant Procedures for Long-Term Incentive Awards

All LTI awards are granted pursuant to written grant procedures that are designed to avoid grants of LTI awards when the Committee is aware of material non-public information concerning Janus. The grant date is established by the Committee and our written grant procedures. Management has no discretion to establish the grant date.

  Perquisites and Other Benefits

The Committee annually reviews other benefits provided to the NEOs. We generally provide benefits to our executives that are similar to (if not the same as) those offered to other Janus employees, except NEOs are also provided the opportunity to participate in the Executive Income Deferral Program. See "Executive Compensation – Non-Qualified Deferred Compensation" on page 66. Other than Ms. McPeek, none of the NEOs elected to participate in this deferral program in 2015. Although some of the Company's competitors may provide their executives with special perquisites, the Committee believes that the Company can retain top executive talent by providing market-competitive total compensation opportunities and health and retirement benefits. Currently, the NEOs and all other full-time employees can participate in the following benefit programs:

  •
  Medical, dental, and vision insurance;

  •
  Life insurance and short- and long-term disability insurance;

  •
  Charitable gift matching by Janus of up to $2,500 per employee per year;

  •
  401(k) contribution match of up to 4.5% of eligible compensation; and

  •
  Relocation, housing, travel assistance, and other cost reimbursements.

  Section 162(m) Compliance

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation greater than $1 million paid in any one fiscal year to a corporation's CEO and three other most highly compensated executive officers (other than the CFO) as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Janus generally intends to structure its variable compensation to achieve tax deductibility under Section 162(m). To facilitate that objective, specified performance thresholds for funding variable compensation must be satisfied before payments are made. Achievement of the threshold performance criteria did not guarantee that the NEOs would receive any specific variable compensation for 2015.

All compensation paid in 2015 was deductible; however, the Committee may make compensation decisions that do not result in tax deductibility. The Committee believes that shareholder interests are best served by allowing the Committee discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is primarily responsible for reviewing, approving, and overseeing Janus's compensation plans and practices, and works with management and the Compensation Consultants to establish Janus's executive compensation philosophy and programs. The Committee is composed entirely of independent directors, as defined under the Company's Governance Guidelines and the NYSE Listing Standards.

The Committee has reviewed and discussed the "Compensation Discussion and Analysis" section with management. Based upon this review and discussion, the Committee has recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement.

Respectfully,

Members of the Compensation Committee

  Timothy K. Armour, Chairman
  G. Andrew Cox
  Eugene Flood, Jr.
  Lawrence E. Kochard
  J. Richard Fredericks (who joined the Committee on January 21, 2016)

Executive Compensation

  Summary Compensation Table

The following table contains information about the compensation that Janus paid during 2015, 2014, and 2013 to the NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($) (7)	All Other Compensation ($) (8)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(i)	(j)

Richard M. Weil,	2015	575,000	3,892,006 (3)	–	3,892,000	194,106	8,553,112
CEO	2014	500,000	4,472,002 (4)	–	2,981,200	194,673	8,147,875
	2013	500,000	2,429,990 (5)	–	1,620,000	168,023	4,718,013

Bruce L. Koepfgen,	2015	500,000	1,500,006	–	2,470,000	93,219	4,563,225
President	2014	500,000	800,001	–	1,500,000	73,986	2,873,987
	2013	441,670	655,196	200,002	1,200,000	46,539	2,543,407

Jennifer J. McPeek,	2015	400,000	689,999	–	1,050,000	47,157	2,187,156
Executive Vice President	2014	300,000	299,998	–	810,000	37,569	1,447,567
and CFO	2013	270,840	353,949	–	300,000	23,041	947,830

Augustus Cheh,	2015	401,372	1,029,997	–	1,620,000	362,041	3,413,410
President of Janus	2014	401,200	840,000	–	1,320,000	347,625	2,908,825
International (1)	2013	401,149	739,999	–	1,110,000	316,980	2,568,128

George S. Batejan,	2015	400,000	383,999	–	426,000	43,120	1,253,119
Global Head of Technology	2014	400,000	285,002	–	426,000	39,468	1,150,470
and Operations (9)	2013	400,000	200,002	–	315,000	27,989	942,991

(1)
Mr. Cheh's compensation differs slightly year-over-year due to currency fluctuations.

(2)
Amounts shown represent the restricted stock awards granted in the reported year for services provided in the prior year, except for: (i) Mr. Weil's $2,429,990 awards granted in 2013 for services provided in 2013; (ii) Mr. Weil's $4,472,002 awards granted in 2014 for services provided in 2014; (iii) Mr. Weil's $3,892,006 awards granted in 2015 for services provided in 2015. The value of each restricted stock award (or restricted stock units in the case of Mr. Cheh, who receives restricted stock units due to international tax considerations) in this table is determined pursuant to ASC Topic 718 by multiplying the fair market value of Janus common stock on the grant date (the average of the high and low trading prices on the grant date) by the number of shares granted. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. For a summary of the material assumptions used in the valuation of these awards, see Note 12 to Janus's financial statements for the year ended December 31, 2015, included in the Company's Annual Report on Form 10-K. Whether, and to what extent, a NEO realizes value will depend on Janus's stock price and the NEO's continued employment.

(3)
Awards granted in 2015 consist of a restricted stock award with a fair market value of $1,946,003 that vests over four years and a $1,946,003 PSU award that is subject to a 3-Year TSR performance metric as calculated at the end of the three-year performance period. The fair value of the PSU is determined pursuant to ASC Topic 718 by using a Monte Carlo simulation to estimate the expected probability that performance threholds are achieved. The value included for the PSU award is based on 100% vesting at the end of the performance period. These awards are more fully described on page 61 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards." The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus's stock price (with respect to the RSA) and 3-Year TSR (with respect to the PSU award), and the NEO's continued employment.

(4)
Awards granted in 2014 consist of a restricted stock award with a fair market value of $2,236,001 that vests over four years and a $2,236,001 PSU award that is subject to a 3-Year OIM (defined below) performance metric as calculated at the end of the three-year performance period. The value of the PSU award is determined pursuant to ASC Topic 718 by multiplying the fair market value of Janus common stock on the grant date (the average of the high and low trading prices on the grant date) by the number of shares granted. The value included for the PSU award is based on 100% vesting at the end of the performance period. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus's stock price (with respect to the RSA) and three-year operating margin (with respect to the PSU award), and the NEO's continued employment.

(5)
Awards granted in 2013 consist of a restricted stock award with a fair market value of $1,214,995 that vests over four years and a $1,214,995 PSU award that is subject to a 3-Year OIM performance metric as calculated at the end of the three-year performance period. The value of the PSU award is determined pursuant to ASC Topic 718 by multiplying the fair market value of Janus common stock on the grant date (the average of the high and low trading prices on the grant date) by the number of shares granted. The value included for the PSU award is based on 100% vesting at the end of the performance period. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus's stock price (with respect to the RSA) and three-year operating margin (with respect to the PSU award) and the NEO's continued employment.

(6)
Amounts shown represent stock options granted in the reported year for services provided in the prior year. The market value of stock option awards was determined on the date of grant pursuant to ASC Topic 718 using the Black-Scholes option pricing model using assumptions discussed in Note 11 to Janus's financial statements for the year ended December 31, 2015, included in the Company's Annual Report on Form 10-K. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus's three-year operating margin and the NEO's continued employment.

(7)
The amounts shown in the "Non-Equity Incentive Plan Compensation" column represent compensation earned under the variable compensation plans in accordance with at least the achievement of predetermined Section 162(m) performance goals as certified by the Compensation Committee. Compensation under these plans consists of cash bonuses. The amounts set forth in the Non-Equity Incentive Plan Compensation column include the following:

Name	Year	Cash Awards ($)	Mutual Fund Unit Awards ($)	Total ($)

Richard M. Weil	2015	3,892,000	–	3,892,000
	2014	2,981,200	–	2,981,200
	2013	1,620,000	–	1,620,000

Bruce L. Koepfgen	2015	2,220,000	250,000	2,470,000
	2014	1,500,000	–	1,500,000
	2013	1,200,000	–	1,200,000

Jennifer J. McPeek	2015	1,050,000	–	1,050,000
	2014	810,000	–	810,000
	2013	300,000	–	300,000

Augustus Cheh	2015	1,620,000	–	1,620,000
	2014	1,320,000	–	1,320,000
	2013	1,110,000	–	1,110,000

George S. Batejan	2015	426,000	–	426,000
	2014	426,000	–	426,000
	2013	315,000	–	315,000

(8)
The amounts shown in the "All Other Compensation" column include the following:

Name	Year	401(k) Matching Contributions ($)		Company- paid Premiums ($) (a)	Health Insurance Premiums ($) (b)	Dividends on Unvested Restricted Stock ($)		Other ($)		Total ($)

Richard M. Weil	2015	10,600		3,388	13,923	166,195		–		194,106
	2014	10,400		2,937	13,336	168,000		–		194,673
	2013	7,650		2,612	13,346	144,415		–		168,023

Bruce L. Koepfgen	2015	10,600		3,179	13,923	65,517		–		93,219
	2014	10,400		3,022	13,336	47,228		–		73,986
	2013	7,650		2,455	13,346	23,088		–		46,539

Jennifer J. McPeek	2015	10,600		2,391	4,743	29,423		–		47,157
	2014	10,400		2,125	4,686	20,358		–		37,569
	2013	7,650		2,063	4,938	8,390		–		23,041

Augustus Cheh	2015	20,069 (c	)	1,921	27,816	62,220 (d	)	250,015 (e	)	362,041
	2014	20,060 (c	)	1,866	19,150	56,190 (d	)	250,359 (e	)	347,625
	2013	20,057 (c	)	1,468	11,094	33,776 (d	)	250,585 (e	)	316,980

George S. Batejan	2015	10,600		2,901	9,573	20,046		–		43,120
	2014	10,400		2,744	9,461	16,863		–		39,468
	2013	7,650		2,377	9,482	8,480		–		27,989

(a)
Includes premiums paid by the Company on behalf of the NEO for group term life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and identity theft protection services.

(b)
Health insurance benefits are generally available to all employees, and include health, dental and vision.

(c)
Amounts include the contributions to the Hong Kong Mandatory Provident Fund on Mr. Cheh's behalf.

(d)
Mr. Cheh receives restricted stock units instead of restricted stock awards due to international tax considerations. As a result, Mr. Cheh receives dividend equivalents in the form of restricted stock units, instead of cash dividends.

(e)
Amounts include the housing allowance received by Mr. Cheh.
(9)
Mr. Batejan retired from the Company on March 1, 2016.

  Grants of Plan-Based Awards in 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan (3)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Market Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Richard M. Weil	12/31/2015					137,624 (5)					1,946,003 (5)
	12/31/2015					138,901 (5)	277,802				1,946,003 (5)
	1/1/2015		3,892,000

Bruce L. Koepfgen	1/30/2015					84,270					1,500,006
	1/1/2015		2,220,000
	1/29/2016		250,000 (2)

Jennifer J. McPeek	1/30/2015					38,764					689,999
	1/1/2015		1,050,000

Augustus Cheh	1/30/2015					61,700 (6)					1,092,217 (6)
	1/1/2015		1,620,000

George S. Batejan	1/30/2015					21,573					383,999
	1/1/2015		426,000

(1)
Represents variable cash compensation paid in 2016 in respect of performance in 2015 under the variable compensation programs, except Mr. Koepfgen's MFU award as described in footnote (2) below. Such plans had a performance period beginning January 1, 2015.

(2)
Represents a MFU award granted in 2016 in respect of performance in 2015. See "Equity and Other Incentive Compensation Arrangements with Named Executive Officers" section on page 61 below for more information about MFU awards.

(3)
Represents shares of restricted stock granted during 2016 in respect of performance in 2015 except as described in footnote (6) below. The awards ratably vest over four years. Each unvested share of restricted stock held by a NEO is entitled to cash dividends declared on Janus common stock, which recently has been at the quarterly rate of $0.09 per share. This dividend payment is included within "All Other Compensation" of the "Summary Compensation Table" on page 57.

(4)
Represents the fair market value of the awards on grant date, as required by ASC Topic 718.

(5)
Mr. Weil received 137,624 shares of restricted stock that vest over four years, and 138,901 shares of PSU awards that are subject to a 3-Year TSR performance metric as calculated at the end of the three-year performance period. These awards are more fully described on page 61 under "Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards."

(6)
Includes 3,835 restricted stock units with a value of $62,220 granted as dividend equivalents on February 27, 2015, May 22, 2015, August 21, 2015 and November 20, 2015.

  Employment Arrangements with Named Executive Officers

We do not have a formal written employment agreement with any of the NEOs. Each NEO receives an annual base salary and is entitled to all health and retirement benefits offered to the Company's other senior executives (Hong Kong executives in the case of Mr. Cheh). Mr. Cheh is also entitled to an annual housing allowance of approximately $250,000.

Each of the NEOs has agreed that during his or her employment and for a period of one year after his or her termination not to (i) employ or attempt to employ or engage on behalf of any competitive business any employee or contractor of Janus or any of its affiliates (individually, a "Janus Entity"); or (ii) divert, attempt to divert, solicit or engage on behalf of any competitive business, any business of an investment advisory or investment management client of a Janus Entity, to which a Janus Entity rendered services during the six-month period immediately preceding his or her termination. Such restrictions are referred to as the "Non-Solicitation Obligations" in this Proxy Statement.

During his employment and for a period of one year after his termination of employment, Mr. Cheh agreed to restrictive covenants similar to the Non-Solicitation Obligations as described above, except that the restrictive covenants related to Janus customers or clients applies for six months after his termination to customers of any Janus Entity during the two year period prior to his termination and with whom he had material contacts.

All variable compensation awards are determined by the Compensation Committee. Any awards to the NEOs are subject to, at a minimum, at least the achievement of performance criteria in compliance with Section 162(m) of the Code. (A more detailed description of the NEOs' compensation arrangements can be found in the "Compensation Discussion and Analysis" section of the Proxy Statement, beginning on page 31.)

  Equity and Other Incentive Compensation Arrangements with Named Executive Officers

Restricted stock, stock options, MFUs, and PSUs set forth in the "Summary Compensation Table" on page 57 were granted pursuant to the terms of the Amended and Restated 2010 LTI Plan, the Janus Capital Group Inc. 2005 Long Term Incentive Stock Plan (the "2005 LTI Plan"), and the Amended and Restated Janus Mutual Fund Share Investment Plan ("Mutual Fund Plan"). For a summary of awards vesting in 2015, refer to the "2015 Restricted Stock Vested" table on page 65.

  Restricted Stock

Restricted stock awards granted since 2009 are subject to a four-year ratable vesting schedule, which is consistent with the minimum vesting period of three years under the plan documents. Vesting of restricted stock awards accelerates if the executive dies or becomes disabled.

Additionally, the vesting of restricted stock awards granted prior to April 25, 2012 accelerates if the executive meets the Company's requirement of 55 years of age and ten years of service (referred to collectively as "age and service requirement") and terminates employment. Restricted stock awards granted after April 25, 2012 continue to vest (subject to the executive's continuing compliance with applicable restrictive covenants) in accordance with the award's original vesting schedule if the executive meets the Company's age and service requirement or is 60 years of age ("age requirement") upon termination of employment due to retirement.

Restricted stock awards granted prior to December 30, 2011 have accelerated vesting immediately upon a change in control of Janus. Restricted stock awards granted after such date are subject to accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated either by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment).

Each unvested share of restricted stock held by an executive is entitled to cash dividends declared on Janus common stock. This dividend payment is included within the "All Other Compensation" column of the "Summary Compensation Table" on page 57.

  Performance Stock Unit Awards

  2013 Performance Stock Units

The 2013 performance stock unit awards ("2013 PSU Awards"), which were only granted to the CEO, will vest only if the Company's 3-year operating income margin ("3-Year OIM") as of December 31, 2016 is greater than 27%. If the 3-Year OIM equals 31%, then 100% of Mr. Weil's PSUs will vest. If the 3-Year OIM is greater than or equal to 35%, then 200% of Mr. Weil's PSUs will vest. All amounts between 27%, 31%, and 35% will be interpolated on a straight line basis. The 2013 PSU Awards have a one-year holding period following vesting, and dividends are not paid on unvested PSU awards.

Additionally, if the executive dies or becomes disabled, the 2013 PSU Awards will vest based upon the Company's applicable performance through the date of the latest quarterly financial statements prior to the executive's death or disability. If there is a change in control of Janus, the performance criteria for the 2013 PSU Awards shall be measured based on applicable performance through the date of the Company's latest quarterly financial statements prior to the change in control, and the portion of the 2013 PSU Awards that is earned based upon such measurement will convert into a time-based award that will vest in full on December 31, 2016, subject to continued employment through such date. If, within two years after the change in control, the executive's employment is terminated by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment), the converted 2013 PSU Awards will vest in full on the date of the termination.

  2014 Performance Stock Units

The 2014 performance stock unit awards ("2014 PSU Awards"), which were only granted to the CEO, will vest only if the Company's 3-Year OIM as of December 31, 2017 is greater than 24%. If the 3-Year OIM equals 28%, then 100% of Mr. Weil's PSUs will vest. If the 3-Year OIM is greater than or equal to 32%, then 200% of Mr. Weil's PSUs will vest. All amounts between 24%, 28%, and 32% will be interpolated on a straight line basis. The 2014 PSU Awards have a one-year holding period following vesting, and dividends are not paid on unvested PSU awards.

Additionally, if the executive dies or becomes disabled, the 2014 PSU Awards will vest based upon the Company's applicable performance through the date of the latest quarterly financial statements prior to the executive's death or disability. If there is a change in control of Janus, the performance critera for the 2014 PSU Awards shall be measured based on the applicable performance through the date of the company's latest quarterly financial statements prior to the change in control, and the portion of the 2014 PSU Awards that is earned based upon such measurement will convert into a time-based award that will vest in full on December 31, 2017, subject to continued employment through such date. If, within two years after the change in control, the executive's employment is terminated by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment), the converted 2014 PSU Awards will vest in full on the date of the termination.

  2015 Performance Stock Units

The 2015 performance stock unit awards ("2015 PSU Awards"), which were only granted to the CEO, vest if the Company's 3-Year TSR (defined above on page 41) is at or above the 10th percentile ranking among its Public Company Peer Group as of December 31, 2018`. The potential payout ranges from zero to 200% of the number of units initially granted. Target payout of 100% is earned at approximately the 50th percentile and a maximum payout is earned at a 90th percentile ranking or above, provided that a payout cannot exceed 400% of the grant value. Even if the Company's 3-Year TSR on a relative basis is above the peer group median, if the Company's 3-Year TSR on an absolute basis is negative, a payout cannot exceed 100% of the number of units initially granted. The 2015 PSU Awards have a one-year holding period following vesting, and dividends are not paid on unvested PSU awards.

Additionally, if the executive dies or becomes disabled, the 2015 PSU Awards will vest based upon the Company's applicable performance through the last trading date prior to the executive's death or disability. If there is a change in control of Janus, the performance criteria for the 2015 PSU Awards shall be measured based on applicable performance through the last trading date prior to the change in control, and the portion of the 2015 PSU Awards that is earned based upon such measurement will convert into a time-based award that will vest in full on December 31, 2018, subject to continued employment through such date. If, within two years of the change in control, the executive's employment is terminated by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment), the converted 2015 PSU Awards will vest in full on the date of the termination.

  Stock Options

Janus has significantly reduced the number of stock option grants made to its executives. Stock option awards granted since 2009 are subject to a four-year ratable vesting schedule. The vesting of the stock option awards accelerates if the executive dies or becomes disabled. Additionally, the vesting of stock option awards granted prior to April 25, 2012 accelerates if the executive meets the age and service or age requirement and terminates employment. Stock option grants made after April 25, 2012 continue to vest in accordance with the award's original vesting schedule if the executive meets the age and service or age requirement upon termination of employment due to retirement.

Stock options granted prior to December 30, 2011 have accelerated vesting immediately upon a change in control of Janus. Stock options granted after such date are subject to accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated either by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment).

  Mutual Fund Units

The Mutual Fund Plan is designed to grant eligible employees LTI awards in the form of cash compensation that is subject to a vesting schedule and credited with income, gains and losses based on the performance of the Janus mutual fund investments selected by the participant from a list of Janus-designated mutual funds. Once vested, the net cash proceeds are used to purchase shares of the Janus mutual funds selected by the participant (or the Janus Money Market Fund if such mutual fund is not available). Awards under the Mutual Fund Plan granted to our NEOs are set forth in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation

Table" on page 57 above. Awards made under the Mutual Fund Plan have a four-year ratable vesting schedule. The vesting of all MFU awards will accelerate if the executive dies or becomes disabled. MFU awards continue to vest in accordance with the award's original vesting schedule if the executive meets our service or age requirement upon termination of employment due to retirement. MFU awards are subject to accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated either by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment). Upon vesting, executives receive the cash value of the award adjusted for earnings or losses attributed to the mutual funds to which the award was indexed, subject to legally required tax withholding.

  Outstanding Equity Awards at 2015 Year-End

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Richard M. Weil	468,750		11.78	2/5/17
							373,902	5,268,280
							97,747 (3)	1,377,255
							137,178 (4)	1,932,838
							138,901 (5)	1,957,115

Bruce L. Koepfgen	113,636	37,879	8.57	2/1/19
	22,727	22,728	9.77	2/1/20
							187,192	2,637,535

Jennifer J. McPeek							80,950	1,140,585

Augustus Cheh							180,119	2,537,876

George S. Batejan							57,273	806,977

(1)
Stock options are subject to a four-year ratable vesting schedule.

(2)
Represents total unvested restricted stock and restricted stock unit awards as of December 31, 2015 (except as described in footnotes 3, 4, and 5). The awards are subject to a four-year ratable vesting schedule.

(3)
Represents the 2013 PSU Awards as of December 31, 2015. The 2013 PSU Awards are subject to a three-year cliff vesting schedule. The award is subject to a 3-Year OIM performance metric as calculated at the end of the three-year performance period. Mr. Weil has 97,747 PSUs that were granted in 2013 which have the potential to be earned at 200%.

(4)
Represents the 2014 PSU Awards as of December 31, 2015. The 2014 PSU Awards are subject to a three-year cliff vesting schedule. The award is subject to a 3-Year OIM performance hurdle as calculated at the end of the three-year performance period as described under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards" beginning on page 62. Mr. Weil has 137,178 PSUs that were granted in 2014 which have the potential to be earned at 200%.

(5)
Represents the 2015 PSU Awards as of December 31, 2015. The 2015 PSU Awards are subject to a three-year cliff vesting schedule. The award is subject to a 3-Year TSR performance metric as calculated at the end of the three-year performance period. Mr. Weil has 138,901 PSUs that were granted in 2015 which have the potential to be earned at 200%.

(6)
The value of each award was calculated by multiplying the closing value of Janus common stock on December 31, 2015 ($14.09 per share) by the number of awards outstanding as of December 31, 2015. Mr. Weil's 2013 PSU Awards, 2014 PSU Awards and 2015 PSU Awards were valued assuming they are earned at 100%.

  2015 Restricted Stock Vested

	Restricted Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
(a)	(d)	(e)

Richard M. Weil (2)	300,840	4,274,364

Bruce L. Koepfgen	49,425	860,489

Jennifer J. McPeek	20,379	352,809

Augustus Cheh	65,452	1,139,519

George S. Batejan	18,698	325,532

(1)
The value of each vested restricted stock award was calculated by multiplying the fair market value (the average of the high and low trading prices on the vesting date) of Janus common stock on the vesting date by the number of shares that vested.

(2)
Includes vesting of 2011 PSU Awards of 62,275 shares with a value of $888,664.

  Pension Benefits

None of the NEOs participates in or has benefits accrued under any qualified or non-qualified defined benefit plan sponsored by Janus.

  Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Richard M. Weil	–	–	–	–	–

Bruce L. Koepfgen	–	–	–	–	–

Jennifer J. McPeek (1)	150,000	–	(4,707)	–	145,293

Augustus Cheh	–	–	–	–	–

George S. Batejan	–	–	–	–	–

(1)
Ms. McPeek's contributions in 2015 to the Executive Income Deferral Program were reported in the "Salary" column of the "Summary Compensation Table" on page 57. There were no positive earnings to report for 2015. 2015 was the first year that Ms. McPeek elected to participate in the Executive Income Deferral Program.

Under the Executive Income Deferral Program, the NEOs and other executives of the Company and its affiliates may elect to defer payment of up to 50% of their base salary, all or a portion of their annual cash bonus, and all or a portion of their restricted stock awards. All compensation deferred under this program is credited during the deferred period with the gains and losses of certain Janus-affiliated mutual funds selected by the participant, and all restricted stock awards deferred will convert into restricted stock units. A participant's interest in the deferred compensation is payable in a single payment or in installments upon a specified date (at least two years after the deferral) following separation from service.

  Termination and Change in Control Arrangements with Named Executive Officers

The intent of this section is to isolate those payments and benefits for which the amount, vesting, or time of payment is altered by the termination of employment in the described circumstances. We have not entered into employment agreements with our NEOs; however, we are party to a change in control agreement with our CEO covering certain terminations of his employment following a change in control, as described below. Therefore, post-termination benefits for our other NEOs are typically addressed by the plan or award agreement relating to each element of compensation. In addition, we do not provide for "single trigger" vesting of awards upon a change in control. For purposes of estimating the payments and benefits that would apply, consistent with SEC requirements, these amounts have been calculated as if each NEO's employment had been terminated as of December 31, 2015, using the closing value of our common stock on December 31, 2015 ($14.09 per share).

  Termination

Upon a voluntary or involuntary termination, no NEO is entitled to any payment or benefit, the NEO will forfeit any unvested LTI awards and will have three months following termination to exercise any unvested stock options except as described below in connection with termination due to death, disability, retirement, or a change in control termination.

  Elimination of Position

Based on the Company's current severance guidelines, in the unlikely event that Janus eliminated the role of any NEO, he or she would be entitled to the following:

  •
  A cash payment equal to a minimum of six and a maximum of 12 months of annual base salary (determined by tenure).

  •
  A pro-rata portion of cash bonus based on the previous year's actual bonus payment (assuming termination after July 1).

  •
  A minimum of six and a maximum of 12 months of health and welfare benefits (determined by tenure).

  •
  Any unvested LTI awards would be forfeited and he or she will have three months following termination of employment to exercise any vested stock options.

Elimination of Position	Weil ($)	Koepfgen ($)	McPeek ($)	Cheh ($)	Batejan ($)

Cash Severance	4,179,500	2,470,000	1,250,000	1,820,000	626,000

Long-term Incentive Vesting	–	–	–	–	–

Benefits (1)	13,461	13,461	8,872	20,408	11,286

Total	4,192,961	2,483,461	1,258,872	1,840,408	637,286

(1)
Benefits include medical benefits, outplacement services, and any applicable retirement contributions

  Death, Disability, or Retirement

If a NEO's employment is terminated due to death or disability, unvested LTI awards (other than Mr. Weil's PSU Awards) will immediately vest. In the case of Messrs. Koepfgen, Batejan, or Cheh, or Ms. McPeek, he or she (or his or her estate) will have one year to exercise any vested stock options following termination of employment. In the case of Mr. Weil, he (or his estate) may exercise any vested stock options at any time up to the award's expiration date. Mr. Weil's unvested PSU Awards would vest as described beginning on page 61 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers."

If a NEO retires and meets the age and service or age requirements, as applicable, his or her unvested LTI awards (other than Mr. Weil's unvested PSU Awards which will vest as described beginning on page 61 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers") shall continue to vest as described beginning on page 61 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers." The NEO will have five years following retirement to exercise any vested stock options.

Death, Disability or Retirement	Weil ($)	Koepfgen ($)	McPeek ($)	Cheh ($)	Batejan ($)

Cash Severance	–	–	–	–	–

Long-term Incentive Vesting (1)	10,535,488 (2)	2,944,812	1,174,797	2,705,031	883,108

Benefits	–	–	–	–	–

Total	10,535,488	2,944,812	1,174,797	2,705,031	883,108

(1)
Long-term incentive award vesting reflects acceleration of restricted stock, options and performance-based restricted stock units (as applicable to each participant). For performance-based restricted stock units that have performance criteria applicable in these termination circumstances, we have assumed that 100% of the performance criteria was met.

(2)
For Mr. Weil, in the case of termination due to Retirement the amount would be $5,268,280 since his PSUs are not eligible for vesting upon Retirement.

  Change in Control

If any of Messrs. Koepfgen, Batejan, or Cheh, or Ms. McPeek resign from Janus more than two years after a change in control or without good reason within two years after a change in control, he or she is not entitled to any payment or benefit. In addition, upon any such resignation, outstanding unvested LTI awards for the relevant NEO will be forfeited and he or she will have three months to exercise any vested stock options.

If any of Messrs. Koepfgen, Batejan, or Cheh, or Ms. McPeek are terminated by Janus without cause, or the NEO terminates for good reason, in each case within two years after a change in control, their respective LTI awards will vest in full upon termination.

Janus has entered into a change in control agreement with Mr. Weil covering termination of his employment following a change in control. The term of the change in control agreement ends December 31, 2016, and then extends for one year upon each annual anniversary unless a notice not to extend is given by Janus. If a change in control (as defined in the agreement) occurs during the term of the agreement or any extension thereof, then the agreement becomes operative for a fixed two-year period from the effective date of the change in control. The agreement provides generally that the terms and conditions of Mr. Weil's employment (including position, location, compensation, and benefits) will not be materially and negatively changed during the two-year period after a change in control.

In the event that Mr. Weil's employment is terminated by Janus without cause, or if Mr. Weil resigns for "good reason" (unless the Company remedies such event within 30 days after he provides a written notice to the Company within 90 days of such event), in each case, within two years following a change in control, Janus will provide the following payments and benefits to Mr. Weil:

  •
  A lump sum severance payment equal to two times the annual target cash compensation in the calendar year immediately preceding the termination of employment (or if higher, in the calendar year immediately preceding the change in control).

  •
  A lump sum severance payment equal to two times the value of Janus's contributions made on behalf of Mr. Weil to the Janus 401(k), Profit Sharing and ESOP Plan in the four calendar quarters prior to termination of employment (or if higher, in the four calendar quarters prior to the change in control).

  •
  Continued medical, dental, and vision insurance benefits for 24 months for Mr. Weil and his dependents.

  •
  Outplacement services for three months.

Mr. Weil is not entitled to an excise tax gross-up payment. Any cash or non-cash payments will be reduced if such reduction results in a higher after-tax payment to Mr. Weil than if the full amounts were paid. In the event of any such termination, Mr. Weil may also exercise any vested stock option awards until the award's expiration date.

"Good reason" arises in Mr. Weil's change in control agreement when there is (without his express written consent): (i) a material negative change in the nature or status of his responsibilities; (ii) a material negative change to Mr. Weil's aggregate target compensation or an adverse change to the compensation calculation methodology; (iii) a relocation of the principal place of employment to a location of more than 40 miles that results in a material negative change to the geographic location where Mr. Weil primarily performs services to Janus; or (iv) a failure to assign his employment-related agreements to a successor company.

Under the terms of Mr. Weil's change in control agreement, Janus is responsible for paying all legal fees and expenses reasonably incurred by Mr. Weil arising from any dispute concerning the interpretation or enforcement of the agreement plus interest (subject to reimbursement if he does not prevail).

Mr. Weil's LTI awards are also subject to vesting if he is terminated by Janus without cause, or he terminates for good reason, in each case within two years after a change in control.

Change in Control	Weil ($)	Koepfgen ($)	McPeek ($)	Cheh ($)	Batejan ($)

Cash Severance	6,750,000	–	–	–	–

Long-term Incentive Vesting (1)	10,535,488	2,944,812	1,174,797	2,705,031	883,108

Benefits (2)	52,296	–	–	–	–

Total	17,337,784	2,944,812	1,174,797	2,705,031	883,108

(1)
Long-term incentive vesting reflects accelerated vesting of restricted stock, options and performance-based restricted stock units (as applicable to each participant) where the NEO is terminated by Janus without cause, or the NEO terminates for good reason, in each case within two years after a change in control. For performance-based restricted stock units that have performance criteria applicable in these termination circumstances, we have assumed that 100% of the performance criteria was met.

(2)
Benefits include medical benefits, outplacement services and any applicable retirement contributions

PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY VOTE)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we seek a vote, on a non-binding advisory basis, from shareholders to approve the compensation of the NEOs. This proposal is also referred to as the say on pay vote. At the Company's 2011 annual shareholders meeting, we submitted a non-binding advisory vote to our shareholders to determine the frequency of its future say on pay votes. A majority of shareholders approved an annual say on pay vote, and the Board of Directors agreed with the shareholders and determined that it would submit a say on pay vote to shareholders annually.

In deciding how to vote on this proposal, the Board of Directors and the Compensation Committee recommend you review the alignment between NEO compensation and performance, more fully described in the "Compensation Discussion and Analysis" section beginning on page 31, and the 2015 compensation of the NEOs in the "Summary Compensation Table" section beginning on page 57. For the reasons described in those sections, the Board of Directors urges you to approve the following resolution:

  RESOLVED, that the shareholders of Janus Capital Group Inc. approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" section, the compensation tables and any related disclosure.

  Effect of Say on Pay Vote

Although the say on pay vote is non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on compensation and other important governance topics with shareholders. As was the case with the 2015 say on pay vote, the Board and the Compensation Committee will carefully consider the 2016 say on pay voting results in order to understand any shareholder issues with the Company's executive compensation. Shareholders who want to communicate with the Board or management should refer to "Corporate Governance – Communications with the Board of Directors" on page 18 of this Proxy Statement for additional information. However, the say on pay vote is not to be construed as overruling a decision by the Company or its Board, and, in accordance with SEC regulations, the non-binding vote does not create or imply any change to the fiduciary duties of the Company or its Board.

  Vote Required for Approval

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes, if any, will have no effect on the adoption of this proposal.

The Board of Directors recommends that you vote "FOR" advisory approval of the compensation of our named executive officers as disclosed in the "Compensation Discussion and Analysis" section, the compensation tables and any related disclosure.

 PROPOSAL NO. 4: NON-BINDING ADVISORY VOTE TO ADOPT AN AMENDMENT TO THE AMENDED AND RESTATED BYLAWS DESIGNATING DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

You are being asked to vote on a non-binding, advisory proposal to adopt an amendment to the Company's Amended and Restated Bylaws (the "Bylaws"), the full text of which is attached to this proxy statement as Appendix A (the "Bylaw Amendment"), providing that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or another Delaware state court or the federal district court for the District of Delaware having subject matter jurisdiction to decide such action or claim) is to be the sole and exclusive forum for the following actions involving the Company:

  •
  any derivative action or proceeding brought on behalf of the Company;

  •
  any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company's stockholders;

  •
  any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware (the "DGCL"), the Certificate of Incorporation, the Bylaws, or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware;

  •
  any action asserting a claim governed by the internal affairs doctrine; or

  •
  any other internal corporate claim as defined in Section 115 of the DGCL or any successor provision.

You should read Appendix A in its entirety before making a decision as to how to vote your shares.

  Background and Reasons for the Bylaw Amendment

The Bylaw Amendment is intended to allow the Company to avoid litigating actions and claims related to Delaware corporate law in multiple jurisdictions by generally requiring such claims to be brought in the Delaware courts, ensuring the application of a familiar body of case law and a high level of judicial expertise in the resolution of such actions and claims. By adopting the Bylaw Amendment, the Company will be better able to promote efficiency and cost savings. Although other forums purport to follow Delaware law, the Board of Directors believes that Delaware courts are best suited to address actions and claims involving Delaware law. Delaware courts have developed streamlined procedures and processes with respect to such actions and claims that allow for quick, consistent decisions for litigants.

Additionally, the Bylaw Amendment retains the Company's ability to consent to an alternative forum, which allows the Board of Directors to determine on a case-by-case basis whether permitting an action or claim to proceed in another forum would be in the best interests of the Company and its stockholders.

Although the Bylaw Amendment would have an unfavorable impact for some plaintiffs who prefer to litigate matters in a forum outside of Delaware due to convenience or more favorable treatment for their claims, the Board of Directors believes that such impact is outweighed by the benefits to the Company and its stockholders as a whole. The Company and its directors and officers have previously been subjected to suits in multiple jurisdictions, as well as Delaware law related suits filed in a forum other than Delaware. For example, a case was filed in Colorado in 2011 against the Company's directors and certain officers alleging breach of fiduciary duty under Delaware law related to the Company's say-on-pay proposal. Had the Bylaw Amendment been in place before that suit was filed, it would have required plaintiffs to file the case in Delaware. The Company and the Board believe that this case may not have been filed at all if the plaintiffs were required to file in Delaware, as the Delaware courts had previously ruled on these types of "say-on-pay" suits at the time. The Company believes that because the case was filed in Colorado, it expended significantly more time and resources defending the case than it would have if the case had been filed in Delaware.

For these reasons, the Board of Directors believes that adopting the Bylaw Amendment is advisable and in the best interests of the Company and its stockholders.

There is no assurance that courts in jurisdictions outside of Delaware will enforce the Bylaw Amendment, but courts may be more likely to enforce the Bylaw Amendment if it has been approved by the stockholders of the Company.

  Effect of the Non-Binding, Advisory Vote to Adopt the Bylaw Amendment

Although stockholder approval is not required to amend the Bylaws, the Board of Directors believes this is an important issue and that it is in the best interests of the Company and its stockholders to seek a non-binding, advisory vote of the stockholders to approve the Bylaw Amendment. On January 22, 2016, the Board of Directors determined that if the stockholders approve the Bylaw Amendment, the Bylaw Amendment will be deemed adopted and approved. If shareholders do not approve the Bylaw Amendment, the Board of Directors will reconsider whether the Bylaw Amendment is in the best interests of the Company and its shareholders and will determine how to proceed. Stockholders who want to communicate with the Board of Directors or management should refer to "Corporate Governance – Communications with the Board of Directors" on page 18 of this Proxy Statement for additional information. However, the non-binding, advisory vote to adopt the Bylaw Amendment is not to be construed as overruling a decision by the Company or the Board of Directors and does not create or imply any change to the fiduciary duties of the Company or the Board of Directors.

  Vote Required for Approval

As we have noted, shareholder approval is not required for our Board of Directors to adopt the Bylaw Amendment; however, the Board of Directors believes that shareholder approval is important. Approval of Proposal No. 4, the non-binding, advisory vote to adopt the bylaw amendment, requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes, if any, will have no effect on the adoption of this proposal.

The Board of Directors recommends that you vote "FOR" the non-binding, advisory vote to adopt the amendment to our Amended and Restated Bylaws designating Delaware as the exclusive forum for certain legal actions.

Equity Compensation Plan Information

The following table presents information, determined as of February 26, 2016, about outstanding awards and shares remaining available for issuance under the Company's equity-based LTI plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)

Equity comp plans approved by shareholders (1)	761,545	11.02	11,155,456 (4)

Equity comp plans not approved by shareholders (2)	468,750	11.78	789,038

Total (3)	1,230,295	11.31	11,944,494

(1)
Includes Janus's 1998 Long Term Incentive Plan ("1998 LTI Plan"), the 2005 LTI Plan, and the Amended and Restated 2010 LTI Plan.

(2)
Consists of the 2004 EIA Plan and the 2012 EIA Plan (collectively the "EIA Plans"). In accordance with the NYSE Listing Standards, the EIA Plans only permit awards to newly hired employees of the Company or its subsidiaries to induce them to become employed by a Janus entity. Any equity award granted under the EIA Plans requires the issuance of a press release and NYSE notification of the additional shares being issued.

(3)
Weighted average remaining term for outstanding stock options as of February 26, 2016 was 1.21 years.

(4)
As of February 26, 2016, approximately 3,342,121 stock options and 11 shares of restricted stock were available for future issuance under the 2005 LTI Plan, and zero (0) shares of common stock were available for future issuance under the 1998 LTI Plan. As of February 26, 2016, approximately 7,813,324 shares were available for future issuance under the Amended and Restated 2010 LTI Plan (includes 747,652 reserved shares representing 200% of Mr. Weil's 2013, 2014, and 2015 PSU Awards). Also, Janus had 9,632,439 shares of unvested restricted stock and restricted stock unit awards outstanding as of February 26, 2016 (includes 373,826 unvested shares representing 100% of Mr. Weil's 2013 PSU Award, 2014 PSU Award, and 2015 PSU Award).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires directors, executive officers and beneficial owners of more than 10% of the Company's equity securities to file reports of holdings and transactions in its equity securities with the SEC and the NYSE generally within two business days of a reportable transaction. The Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on its review of Section 16 reports prepared by or furnished to the Company, we believe that all Section 16(a) SEC filing requirements applicable to its directors and executive officers for the fiscal year ended December 31, 2015 were timely met.

Shareholder Proposals for the 2017 Annual Meeting

Under SEC rules, shareholders intending to present a proposal at the Company's 2017 annual shareholders meeting ("2017 Annual Meeting") and have it included in the Proxy Statement pursuant to Rule 14a-8 promulgated under the Exchange Act must submit the proposal in writing to: Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. We must receive the proposal no later than November 11, 2016.

Shareholders intending to present a proposal at the 2017 Annual Meeting but not include it in the Company's Proxy Statement, and shareholders intending to nominate a person for election to the Board of Directors must comply with the requirements set forth in the Bylaws. The Bylaws require, among other things, that a shareholder must submit a written notice of intent to present such a proposal or to make such a nomination and set forth other information specified in the Bylaws. The notice must be received by the Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, no more than 120 days and no less than 90 days prior to the anniversary date of the immediately preceding year's annual meeting. Therefore, we must receive any such notice for the 2017 Annual Meeting no earlier than December 23, 2016, and no later than January 20, 2017. If the notice is received before December 23, 2016, or after January 20, 2017, it will be considered untimely and we will not be required to present the proposal or nominee for voting at the 2017 Annual Meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Householding

Under SEC rules, we are permitted to deliver a single copy of the Notice and, if requested, Proxy Statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called "householding", allows us to reduce the number of copies of these materials that we must print and mail. Even if householding is used, each shareholder will continue to receive, if requested, a separate proxy card or voting instruction card.

We are not householding with respect to this Proxy Statement for those shareholders who hold their shares directly in their own names. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Notice and, if requested, Proxy Statement for your respective accounts, then please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Secretary, 888-834-2536.

If your household received a single Notice and, if requested, Proxy Statement, but you would like to receive your own copy, please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Secretary, 888-834-2536, and we will promptly send you a copy. Although not initiated by the Company, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding the Notice and, if requested, the Proxy Statement for those shareholders. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single copy of the Notice and, if requested, Proxy Statement, please contact ADP Investor Communication Services at 800-542-1061 and inform them of your request, or contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement are available at www.proxyvote.com and on the Company's website at ir.janus.com in the "Documents" subsection under "SEC Filings."

APPENDIX A

SECOND AMENDMENT
TO
THE AMENDED AND RESTATED BYLAWS
OF
JANUS CAPITAL GROUP INC.

April 22, 2016

Janus Capital Group Inc., a Delaware corporation (the "Corporation"), makes this Second Amendment to its Amended and Restated Bylaws, amended and restated as of October 21, 2008, and as amended further by the First Amendment to the Amended and Restated Bylaws as of May 18, 2012 (the "Bylaws").

WHEREAS, pursuant to Article SIXTH of the Amended and Restated Certificate of Incorporation of the Corporation and Article VIII, Section 1 of the Bylaws, the Board of Directors is authorized to amend the Bylaws; and

WHEREAS, the Board of Directors approved an amendment to Article VIII of the Bylaws in connection with the selection of the State of Delaware as the sole exclusive forum by which certain derivative or other actions may be brought.

NOW, THEREFORE, the following amendment is hereby made:

1.     Article VIII is hereby amended by adding the following as a new Section 4:

        Section 4.    Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware, the Certificate of Incorporation, or these Bylaws, or as to which the General Corporation Law of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware, (iv) any action asserting a claim governed by the internal affairs doctrine, or (v) any other internal corporate claim as defined in Section 115 of the General Corporation Law of Delaware or any successor provision, shall, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction to decide such action or claim, another Delaware state court that has subject matter jurisdiction to decide such action or claim, or, if no Delaware state court has subject matter jurisdiction to decide such action or claim, the federal district court for the District of Delaware if it has subject matter jurisdiction to decide such action or claim). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 4. If any action the subject matter of which is within the scope of this Section 4 is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 4 and (y) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the

Foreign Action as agent for such stockholder. References to the General Corporation Law of Delaware, the Certificate of Incorporation, or these Bylaws apply as each may be amended from time to time. If any provision or provisions of this Section 4 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 4 (including, without limitation, each portion of any sentence of this Section 4 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern time on April 21, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. JANUS CAPITAL GROUP INC. 151 DETROIT STREET DENVER, CO 80206 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 11:59 p.m. Eastern time on April 21, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposal: 1. Election of Directors Nominees Jeffrey J. Diermeier For 0 0 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 0 0 1A The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For 0 Against 0 Abstain 0 1B Eugene Flood, Jr. 2. Ratification of the Audit Committee's appointment of Deloitte and Touche LLP as the Company's independent auditor for fiscal year 2016. 1C J. Richard Fredericks 0 0 0 0 0 0 1D Deborah R. Gatzek 3. Approval of our named executive officers' compensation. Adoption of an amendment to the Amended and Restated Bylaws. 1E Lawrence E. Kochard 4. 1F Arnold A. Pinkston NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1G Glenn S. Schafer 1H Richard M. Weil 1I Billie I. Williamson 1J Tatsusaburo Yamamoto Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000269193_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com . JANUS CAPITAL GROUP INC. Annual Meeting of Shareholders April 22, 2016 10:00 AM This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint Richard M. Weil and Bruce L. Koepfgen, and each acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments or postponements. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000269193_2 R1.0.1.25